Exhibit 10.1
Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 20, 2020, amends the Credit Agreement (as amended, restated, modified or supplemented prior to the date hereof, the “Credit Agreement”) dated as of March 19, 2020 among PHILLIPS 66, a Delaware corporation (the “Borrower”), PHILLIPS 66 COMPANY, a Delaware corporation (the “Initial Guarantor”), the lenders party thereto (the “Lenders”) and MIZUHO BANK, LTD., as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, on or about April 6, 2020, the parties thereto entered into that certain Master New Lender Agreement whereby the parties increased the total of all Commitments to $2,000,000,000 pursuant to Section 2.20 of the Credit Agreement;
WHEREAS, on or about June 10, 2020, the parties thereto entered into that certain First Amendment to Credit Agreement whereas the parties thereto agreed to extend the Commitment Period to September 19, 2020;
WHEREAS, the Commitment Period has expired, and the Lenders have no further obligation to make Loans to the Borrower above the Outstanding Amount as shown on Schedule I;
WHEREAS, the parties desire to further amend the Credit Agreement, subject to the terms and conditions set forth herein;
NOW THEREFORE, the parties hereto agree as follows:
Defined Terms; References. Unless otherwise defined in this Amendment, each capitalized term used but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after the Amendment Effective Date, refer to the Credit Agreement as amended hereby.
I. AMENDMENT
Effective as of the Amendment Effective Date (as defined in Section 3.1 below), the Credit Agreement is amended as follows:
1.1    The Credit Agreement (exclusive of the Exhibits and Schedules thereto) is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
1.2     The Credit Agreement is hereby amended to restate Schedule I thereto in its entirety as set forth on Schedule I attached hereto. Schedule I now reflects the reallocated outstanding Amount of each Lender noted thereon as the Commitments on which such Outstanding Amounts were advanced have now been reduced to zero.

1.3    The Credit Agreement is hereby amended to restate Annex A thereto in its entirety as set forth on Annex A attached hereto.
1.4    All parties hereto acknowledge that the Lenders have no further obligation to advance funds or make Loans under the Credit Agreement, that there are no longer any Commitments of the Lenders thereunder, and that the Commitments previously described on Schedule I attached hereto shall now refer to the total Outstanding Amounts shown thereon.
II. REPRESENTATIONS AND WARRANTIES
Each of the Borrower and each Guarantor, with respect to representations and warranties pertaining to it, represents and warrants to the Administrative Agent and to each Lender, as of the Amendment Effective Date that:
(a)    The execution, delivery and performance by it of this Amendment (i) are within its corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, (ii) require no consent or approval of, or other action by or in respect of, or registration or filing with, any Governmental Authority, (iii) do not contravene or constitute a breach or default under, any of its Organization Documents, (iv) do not contravene any applicable Law or regulation, and (v) do not result in the creation or imposition of any Lien prohibited by the Credit Agreement on any assets of the Borrower or any Subsidiaries, except, in the cases of clauses (ii) and (iv), as would not reasonably be expected to result in a Material Adverse Effect.
(b)        This Amendment constitutes a valid and binding agreement, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, moratorium, insolvency or similar Laws affecting the rights of creditors generally and general principles of equity.
(c)        No Default or Event of Default has occurred and is continuing.
(d)        The Initial Guarantor constitutes the only Required Guarantor.
III. CONDITIONS TO EFFECTIVENESS
This Amendment shall be effective on the date (the “Amendment Effective Date”) upon the satisfaction of the following conditions:
(a)    the Administrative Agent shall have received (i) counterparts of this Amendment, executed by the Administrative Agent, the Lenders, and each Loan Party and (ii) for the account of each Lender that has requested a Note, a Note conforming to the requirements of the Credit Agreement, executed by a duly authorized officer of the Borrower;
(b)    the Administrative Agent shall have received favorable written opinion(s), reasonably satisfactory to the Administrative Agent, from each of (i) Janet K. Greene, Senior Counsel of the Borrower and (ii) Bracewell LLP, counsel to the Loan Parties, in each case, addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date, covering such matters relating to the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request;

(c)    the Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated as of the Amendment Effective Date, certifying (i) the authorization of each Loan Party to execute and deliver each Loan Document to which such Loan Party is party, (ii) the Organization Documents of such Loan Party, and (iii) the names and true signatures of the officers executing any Loan Document on behalf of such Loan Party on the Amendment Effective Date, and otherwise in form and substance reasonably satisfactory to the Administrative Agent;
(d)    the Administrative Agent shall have received certificates of existence and good standing with respect to each Loan Party, dated as of a recent date, from appropriate public officials in the jurisdictions of organization of such Loan Parties;
(e)    the Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent dated the Amendment Effective Date and signed by a Financial Officer of the Borrower certifying (which statement shall constitute a representation and warranty made by the Borrower to the Lenders hereunder on the Amendment Effective Date) that, as of the Amendment Effective Date, (i) each of the representations and warranties made by each Loan Party in the Credit Agreement are true and correct in all material respects on and as of such date; provided that such materiality qualifier shall not be applicable to the representations and warranties set forth in Section 3.5 of the Credit Agreement, (ii) no Default or Event of Default has occurred and is continuing and (iii) all governmental and regulatory approvals necessary in connection with the execution and delivery of this Amendment have been obtained and are in full force and effect or stating that no such approvals are required;
(f)    the Administrative Agent shall have received all fees due and payable and required to be paid to them and to the Lenders on or prior to the Amendment Effective Date pursuant to Section 2.8 of the Credit Agreement and the Fee Letter and payment of all other amounts due and payable on or prior to the Amendment Effective Date, including to the extent invoiced at least two Business Days prior to the Amendment Effective Date, reimbursement or payment of all expenses required to be paid or reimbursed by the Borrower hereunder; and
(g)    (i) The Administrative Agent shall have received five days prior to the Amendment Effective Date (or such later date as the Administrative Agent shall reasonably agree) all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent a reasonable period in advance of the date that is five days prior to the Amendment Effective Date and (ii) to the extent the Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, at least three days prior to the Amendment Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Amendment Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
IV. RATIFICATION
Each of the Borrower and the Initial Guarantor hereby ratifies all of its respective Obligations under the Credit Agreement, the Notes, and the other Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and the other Loan Documents to which it is a party shall continue in full force and effect after giving effect to this Amendment. Nothing in this Amendment extinguishes, novates or releases any right or claim of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is such Person released from any covenant, warranty or obligation created by or contained herein. This Amendment constitutes a Loan Document. Except as otherwise expressly provided by this Amendment, all of the provisions of the Credit Agreement shall remain the same.
V. LENDERS
5.1    New Lenders. By executing and delivering this Agreement, each Lender joining the Credit Agreement as a Lender (each a “New Lender”), for itself, hereby agrees (a) to become a party to the Credit Agreement as a Lender as defined therein and (b) to be bound by all the terms, conditions, representations, and warranties of the Credit Agreement and the other Loan Documents applicable to Lenders. Each New Lender is hereby added to the Credit Agreement as a Lender, and all references to the Lenders in the Loan Documents shall be deemed to include each New Lender. The Outstanding Amount of each New Lender, which will be funded by said New Lender on the Second Amendment Effective Date, as set forth below, is shown on Schedule I attached hereto.
5.2    Exiting Lenders. Simultaneously with the effectiveness of this Amendment, each Lender that will be reallocating its total Outstanding Amount among certain of the other Lenders as herein provided (each an “Exiting Lender”) shall be deemed to have, and does hereby sell, assign, transfer and convey to each other remaining Lender hereunder (the “Remaining Lenders”) and to the New Lenders, and each of the Remaining Lenders and the New Lenders hereby purchases and accepts, the Outstanding Amounts and Loans of the Exiting Lenders such that, after giving effect to this Amendment, (a) each Exiting Lender shall (i) be paid in full for all amounts owing to such Exiting Lender under the Credit Agreement, (ii) cease to be a Lender under the Credit Agreement and the other Loan Documents and (iii) relinquish its rights (provided that it shall still be entitled to any rights which by their express terms survive the termination, repayment, satisfaction or discharge of such Exiting Lender’s obligations under the Credit Agreement in respect of any circumstance or event or condition arising prior to the Amendment Effective Date) and be released from its obligations under the Credit Agreement and the other Loan Documents and (b) the Outstanding Amounts of each of the Remaining Lenders and the New Lenders shall be as set forth on Schedule I hereto. Such assignment and assumptions shall be deemed to have been effected pursuant to the terms, provisions and representations of the Assignment and Assumption attached as Exhibit D to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption (with the Effective Date, as defined therein, being the Second Amendment Effective Date hereof) and without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The foregoing assignments, transfers and conveyances are without recourse to the Exiting Lenders and without any warranties whatsoever by the Administrative Agent or the Exiting Lenders as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of each Exiting Lender that it has not previously sold, transferred, conveyed or encumbered such interests. The Remaining Lenders, the New Lenders and the Administrative Agent shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the adjustment date among themselves.
VI. MISCELLANEOUS

6.1    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
6.2    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, and may be delivered by electronic (including emailed pdf) or facsimile means or any other electronic means that reproduces an image of the actual executed signature page, and each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.
BORROWER:
PHILLIPS 66
By:/s/ Judith A. Vincent
Name: Judith A. Vincent
Title: Vice President and Treasurer

INITIAL GUARANTOR:
PHILLIPS 66 COMPANY
By:/s/ Judith A. Vincent
Name: Judith A. Vincent
Title: Vice President and Treasurer

[Signature Page to Second Amendment]

MIZUHO BANK, LTD., as Administrative Agent and a Lender
By:/s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

[Signature Page to Second Amendment]

ROYAL BANK OF CANADA, as a Lender
By:/s/ Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

[Signature Page to Second Amendment]

BARCLAYS BANK PLC
By:/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

[Signature Page to Second Amendment]

COMMERZBANK AG, New York Branch
By:/s/ James Boyle
Name: Jim Boyle
Title: Director

By:/s/ Barbara Stacks
Name: Barbara Stacks
Title: Director

[Signature Page to Second Amendment]

CITIBANK, N.A.
By:/s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

[Signature Page to Second Amendment]

BANK OF AMERICA, N.A.
By:/s/Pace Doherty
Name: Pace Doherty
Title: Vice President

[Signature Page to Second Amendment]

BNP PARIBAS
By:/s/Ade Adedeji
Name: Ade Adedeji
Title: Director

By:/s/Christopher Sked
Name: Christopher Sked
Title: Managing Director

[Signature Page to Second Amendment]

CREDIT SUISSSE AG, NEW YORK BRANCH
By:/s/Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:/s/Komal Shah
Name: Komal Shah
Title: Authorized Signatory

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A.
By:/s/Nancy R. Barwig
Name: Nancy R. Barwig
Title: Executive Director

[Signature Page to Second Amendment]

MUFG Union Bank, N.A.
By:/s/Anastasia Bykov
Name: Anastasia Bykov
Title: Director

[Signature Page to Second Amendment]

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH
By:/s/Donovan Crandall
Name: Donovan Crandall
Title: Managing Director

[Signature Page to Second Amendment]

SUMITOMO MITSUI BANKING CORPORATION
By:/s/Michael Maguire
Name: Michael Maguire
Title: Managing Director

[Signature Page to Second Amendment]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH
By:/s/Maria Macchiaroli
Name: Maria Macchiaroli
Title: Authorized Signatory

[Signature Page to Second Amendment]

Truist Bank, as a lender
By:/s/Lincoln LaCour
Name: Lincoln LaCour
Title: Vice President

[Signature Page to Second Amendment]

WELLS FARGO BANK, N.A.,
By:/s/Mark Cox
Name: Mark Cox
Title: Managing Director

[Signature Page to Second Amendment]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH
By:/s/Jacob W. Lewis
Name: Jacob W. Lewis
Title: Authorized Signatory

By:/s/Donovan C. Broussard
Name: Donovan C. Broussard
Title: Authorized Signatory

[Signature Page to Second Amendment]

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK
By:/s/Page Dillehunt
Name: Page Dillehunt
Title: Managing Director

By:/s/Ting Lee
Name: Ting Lee
Title: Director

[Signature Page to Second Amendment]

PNC BANK, NATIONAL ASSOCIATION
By:/s/Jennifer L. Shafer
Name: Jennifer L. Shafer
Title: Vice President

[Signature Page to Second Amendment]

Exhibit A
[See attached]

CUSIPS: 71839DAG4
71839DAH2
Conformed to First Amendment dated June 10, 2020
Second Amendment dated November 20, 2020

CREDIT AGREEMENT
Dated as of March 19, 2020
among
PHILLIPS 66,
PHILLIPS 66 COMPANY,
The Lenders Party Hereto,
and
MIZUHO BANK, LTD.,
as Administrative Agent

MIZUHO BANK, LTD.,

as Sole Lead Arranger and Sole Bookrunner

SECOND AMENDMENT TO CREDIT AGREEMENT
Dated as of November 20, 2020
among
PHILLIPS 66,
PHILLIPS 66 COMPANY,
The Lenders Party Hereto,
and
MIZUHO BANK, LTD.,
as Administrative Agent

ROYAL BANK OF CANADA,
MIZUHO BANK, LTD.,
BARCLAYS BANK PLC,
BNP PARIBAS SECURITIES CORP.,
BOFA SECURITIES, INC.,
CITIBANK, N.A.,
COMMERZBANK AG, NEW YORK BRANCH,
CREDIT SUISSE LOAN FUNDING LLC,
JPMORGAN CHASE BANK, N.A.,
MUFG UNION BANK, N.A.,
SUMITOMO MITSUI BANKING CORPORATION,
TD SECURITIES (USA) LLC,
THE BANK OF NOVA SCOTIA,
TRUIST SECURITIES, INC.,
and
WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

HOU 3974255

Page

TABLE OF CONTENTS
ARTICLE 1.	DEFINITIONS	1
Section 1.1	Defined Terms	1
Section 1.2	Other Definitonal Provisions	~~20~~	24
Section 1.3	Accounting Terms; GAAP	~~21~~	25
Section 1.4	Interest Rates; LIBOR Notifications	~~21~~	25
Section 1.5	Divisions	~~21~~	25
ARTICLE 2.	AMOUNT AND TERMS OF LOANS	~~21~~	25
Section 2.1	The Loans~~.~~	~~21~~	25
Section 2.2	Repayment of Loans; Evidence of Indebtedness~~.~~	~~22~~	26
Section 2.3	Procedure for Borrowing~~.~~	~~22~~	26
Section 2.4	Reduction or Termination of Commitments~~.~~	~~24~~	28
Section 2.5	Prepayments~~.~~	~~24~~	28
Section 2.6	Conversion and Continuation Options	~~24~~	28
Section 2.7	Maximum Number of Tranches	~~25~~	29
Section 2.8	Fees~~.~~	~~25~~	29
Section 2.9	Interest Rate~~.~~	~~25~~	30
Section 2.10	Computation of Interest and Fees~~.~~	~~26~~	30
Section 2.11	Alternate Rate of Interest; Effect of Benchmark Transition Event; Illegality~~.~~	~~26~~	30
Section 2.12	Pro Rata Treatment and Payments~~.~~	~~28~~	33
Section 2.13	Payments by the Borrower	~~29~~	33
Section 2.14	Other Costs; Increased Costs~~.~~	~~29~~	34
Section 2.15	Taxes~~.~~	~~31~~	35
Section 2.16	Indemnity	~~34~~	39
Section 2.17	Mitigation Obligations	~~35~~	40
Section 2.18	Replacement of Lenders	~~35~~	40
Section 2.19	Defaulting Lenders	~~35~~	40
Section 2.20	Increase in Commitments~~.~~	~~36~~	41
ARTICLE 3.	REPRESENTATIONS AND WARRANTIES	~~38~~	43
Section 3.1	Corporate Existence and Power	~~38~~	43
Section 3.2	Corporate and Governmental Authorization; Contravention	~~38~~	43
Section 3.3	Enforceability	~~38~~	43
Section 3.4	Financial Information	~~38~~	43
Section 3.5	Litigation; No Material Adverse Effect~~.~~	~~38~~	43
Section 3.6	Employee Benefit Plans~~.~~	~~39~~	44
Section 3.7	Environmental Matters	~~39~~	44
Section 3.8	Taxes	~~39~~	44
Section 3.9	Investment Company Act	~~39~~	44
Section 3.10	Regulation U	~~39~~	44
Section 3.11	Purpose of Loans	~~40~~	45
Section 3.12	Compliance with Laws	~~40~~	45
Section 3.13	Disclosure	~~40~~	45
Section 3.14	Anti-Corruption Laws and Sanctions	~~40~~	45
ARTICLE 4.	CONDITIONS PRECEDENT TO CLOSING DATE	~~40~~	45
Section 4.1	Conditions to Closing Date	~~40~~	46

i

HOU 3974255

Page

Section 4.2	Conditions to Each Loan	~~42~~	47
ARTICLE 5.	AFFIRMATIVE COVENANTS OF THE BORROWER	~~42~~	48
Section 5.1	Financial Reporting Requirements	~~43~~	48
Section 5.2	Notices	~~43~~	48
Section 5.3	Existence; Conduct of Business	~~44~~	49
Section 5.4	Payment of Taxes	~~44~~	49
Section 5.5	Maintenance of Property; Insurance	~~44~~	49
Section 5.6	Compliance with Laws	~~44~~	49
Section 5.7	Books and Records; Inspection Rights~~.~~	~~44~~	49
Section 5.8	Use of Proceeds	~~45~~	50
Section 5.9	First Tier Subsidiaries; Additional Guarantors~~.~~	~~45~~	50
ARTICLE 6.	NEGATIVE COVENANTS OF THE BORROWER	~~45~~	51
Section 6.1	Liens	~~45~~	51
Section 6.2	Fundamental Changes	~~47~~	53
Section 6.3	Indebtedness; Securitization Transactions~~.~~	~~48~~	53
Section 6.4	Transactions with Affiliates	~~48~~	53
ARTICLE 7.	EVENTS OF DEFAULT	~~49~~	54
ARTICLE 8.	THE ADMINISTRATIVE AGENT	~~50~~	56
Section 8.1	Appointment and Authority	~~50~~	56
Section 8.2	Rights as a Lender	~~50~~	56
Section 8.3	Exculpatory Provisions~~.~~	~~51~~	56
Section 8.4	Notice of Default	~~51~~	57
Section 8.5	Reliance by the Administrative Agent	~~52~~	57
Section 8.6	Delegation of Duties	~~52~~	57
Section 8.7	Resignation of Administrative Agent	~~52~~	57
Section 8.8	Non-Reliance on Administrative Agent by Other Lenders	~~52~~	58
Section 8.9	Administrative Agent May File Proofs of Claim	~~53~~	58
Section 8.10	Guaranty Matters	~~53~~	59
Section 8.11	No Duties	~~54~~	59
ARTICLE 9.	MISCELLANEOUS	~~54~~	59
Section 9.1	Amendments and Waivers	~~54~~	59
Section 9.2	Notices~~.~~	~~55~~	60
Section 9.3	No Waiver; Cumulative Remedies	~~56~~	62
Section 9.4	Confidentiality	~~56~~	62
Section 9.5	Expenses; Indemnity~~.~~	~~57~~	62
Section 9.6	Successors and Assigns; Participations; Purchasing Lenders~~.~~	~~58~~	64
Section 9.7	Adjustments; Set‑off~~.~~	~~61~~	67
Section 9.8	Counterparts	~~62~~	68
Section 9.9	GOVERNING LAW	~~62~~	68
Section 9.10	Jurisdiction; Venue	~~62~~	68
Section 9.11	Survival	~~62~~	68
Section 9.12	Entire Agreement	~~63~~	68
Section 9.13	WAIVER OF JURY TRIAL	~~63~~	69
Section 9.14	Severability	~~63~~	69
Section 9.15	[Reserved.]	~~63~~	69

ii

HOU 3974255

Page

Section 9.16	Interest Rate Limitation	~~63~~	69
Section 9.17	Headings	~~63~~	69
Section 9.18	Material Non-Public Information~~.~~	~~64~~	69
Section 9.19	USA PATRIOT Act Notice	~~64~~	70
Section 9.20	No Advisory or Fiduciary Responsibility	~~64~~	70
Section 9.21	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~65~~	70
Section 9.22	Nature of Lender Obligations	~~65~~	71
Section 9.23	Acknowledgment Regarding Any Supported QFCs	~~65~~	71
ARTICLE 10.	REQUIRED GUARANTEE	~~66~~	72
Section 10.1	Guarantee	~~66~~	72
Section 10.2	Waiver of Subrogation	~~66~~	72
Section 10.3	Amendments, etc~~. with respect to the Guaranteed Obligations~~	~~66~~	72
Section 10.4	Guarantee Absolute and Unconditional	~~67~~	73
Section 10.5	Reinstatement	~~67~~	73
Section 10.6	Payments	~~68~~	73
Section 10.7	Additional Guarantors	~~68~~	74

SCHEDULE I	Commitments
SCHEDULE II	Subordination Terms
SCHEDULE 3.5	Litigation
SCHEDULE 6.4	Transactions with Affiliates

ANNEX A	Pricing Grid

EXHIBIT A	Form of Note
EXHIBIT B	[Reserved]
EXHIBIT C	Form of Borrowing Request
EXHIBIT D	Form of Assignment and Assumption
EXHIBIT E-1	Form of New Lender Agreement
EXHIBIT E-2	Form of Commitment Increase Agreement
EXHIBIT F	Form of Guarantee Joinder
EXHIBIT G-1	U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT G-2	U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT G-3	U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT G-4	U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

iii

HOU 3974255

CREDIT AGREEMENT, dated as of March 19, 2020, among PHILLIPS 66, a Delaware corporation (the "Borrower"), PHILLIPS 66 COMPANY, a Delaware corporation (the "Initial Guarantor"), the several banks and financial institutions from time to time parties to this Agreement, and MIZUHO BANK, LTD., as administrative agent (the "Administrative Agent").
The parties hereto hereby agree as follows:
ARTICLE 1.    DEFINITIONS
Section 1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
"ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one month Interest Period that begins on such day (and if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that the Eurodollar Rate for any day shall be based on the Eurodollar Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floor set forth therein. "Prime Rate" shall mean, for the purposes of this definition only, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.
"Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
"Affiliate": with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
"Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.
"Anti-Corruption Laws": all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
"Applicable Margin": for each Type of Loan, the applicable rate per annum set forth on the Pricing Grid.
"Approved Lender": as of any date of determination, any lender that is a party to the Revolving Credit Agreement, and any Affiliate of such lender.
"Assignment and Assumption": an Assignment and Assumption Agreement substantially in the form of Exhibit D.

HOU 3974255

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.11.
"Bail-In Action": the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
~~"~~“Bail-In Legislation~~"~~” :(a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark”: initially, Eurodollar Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Eurodollar Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.11.
“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1) the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2) the sum of (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
~~"Benchmark Replacement":~~(3) the sum of: (a) the alternate benchmark rate ~~(which may include Term SOFR)~~ that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body~~,~~ or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement ~~to the Eurodollar Rate for U.S.~~ for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; ~~provided that, for each determination, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of such determination.~~

HOU 3974255

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).
If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
"Benchmark Replacement Adjustment": with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
~~"~~for purposes of clause (3) of the definition of “Benchmark Replacement ~~Adjustment": with respect to any replacement of the Eurodollar Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period,~~,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero)~~,~~ that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the Eurodollar Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body~~,~~ on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the Eurodollar Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities ~~at such time.~~;

HOU 3974255

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
"Benchmark Replacement Conforming Changes": with respect to any Benchmark Replacement, any technical, administrative~~,~~ or operational changes (including changes to the definition of ~~"~~“ABR,~~"~~” the definition of ~~"~~“Business Day,” the definition of “Interest Period,~~"~~” timing and frequency of determining rates and making payments of interest, ~~and other~~timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~the~~such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
"Benchmark Replacement Date": the earlier to occur of the following events with respect to the ~~Eurodollar Rate~~then current Benchmark:
(~~a~~1)    in the case of clause (~~a~~1) or (~~b~~2) of the definition of ~~"~~“Benchmark Transition Event,~~"~~” the later of (~~i~~a) the date of the public statement or publication of information referenced therein and (~~ii~~b) the date on which the administrator of ~~the Eurodollar Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~the Eurodollar Rate; or~~all Available Tenors of such Benchmark (or such component thereof);
(~~b~~2)    in the case of clause (~~c~~3) of the definition of ~~"~~“Benchmark Transition Event,~~"~~” the date of the public statement or publication of information referenced therein~~.~~;
(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.14(d); or
(4)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event

HOU 3974255

or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
"Benchmark Transition Event": the occurrence of one or more of the following events with respect to the ~~Eurodollar Rate~~then-current Benchmark:
(~~a~~1)    a public statement or publication of information by or on behalf of the administrator of ~~the Eurodollar Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~the Eurodollar Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~;~~, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the Eurodollar Rate~~any Available Tenor of such Benchmark (or such component thereof);
(~~b~~2)    a public statement or publication of information by the regulatory supervisor for the administrator of ~~the Eurodollar Rate~~such Benchmark (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the NYFRB, an insolvency official with jurisdiction over the administrator for ~~the Eurodollar Rate~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~the Eurodollar Rate,~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the Eurodollar Rate~~such Benchmark (or such component), which states that the administrator of ~~the Eurodollar Rate~~such Benchmark (or such component) has ceased or will cease to provide ~~the Eurodollar Rate~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~;~~, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the Eurodollar Rate~~any Available Tenor of such Benchmark (or such component thereof); or
(~~c~~3)    a public statement or publication of information by the regulatory supervisor for the administrator of ~~the Eurodollar Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that ~~the Eurodollar Rate is~~all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
~~"Benchmark Transition Start Date": (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders), and the Lenders.~~
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
"Benchmark Unavailability Period": ~~if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the~~

HOU 3974255

~~extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement,~~ the period (~~a~~if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the ~~Eurodollar Rate~~then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ~~Section 2.11(a)~~Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced the ~~eurodollar Rate~~then-current Benchmark for all purposes hereunder ~~pursuant to Section 2.11(a)~~and under any Loan Document in accordance with Section 2.11.
"Beneficial Ownership Certification": a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
"Beneficial Ownership Regulation": 31 C.F.R. § 1010.230.
"Benefit Arrangement": at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any ERISA Affiliate.
"Benefited Lender": as defined in Section 9.7(a).
"BHC Act Affiliate": of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
"Board": the Board of Governors of the Federal Reserve System of the United States of America.
"Borrowing": Loans made, converted or continued on the same date, and in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
"Borrowing Date": any Business Day specified in a Borrowing Request as a date on which the Borrower requests the Lenders to make Loans hereunder.
"Borrowing Request": a request by the Borrower for a Loan in accordance with Section 2.3, substantially in the form of Exhibit C.
"Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to close; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
"Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, for all purposes under this Agreement, any lease that would have been considered an operating lease under the provisions of GAAP in effect as of December 31, 2018 shall be treated as an operating lease in a manner consistent with the treatment of such

HOU 3974255

leases under the provisions of GAAP in effect as of December 31, 2018 notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
"Cash Equivalents": (a) direct obligations issued by, or unconditionally guaranteed by, the United States Government or any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits, money market accounts, money market funds or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or Qualified Issuer; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within twelve months or less from the date of acquisition; (d) money market funds rated AAAm by S&P, Aaa-mf by Moody's or AAAmmf by Fitch Ratings, Inc.; (e) short term debt obligations of an issuer rated at least BBB by S&P or Baa2 by Moody's, and maturing within twelve months from the date of acquisition; (f) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any Lender or Qualified Issuer; and (g) solely with respect to a Subsidiary which is incorporated or organized under the Laws of a jurisdiction outside of the United States, in addition to the investments described in clauses (a) through (f) of this definition, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).
"Change in Control": (a) the consummation of a transaction the result of which is that any "person" or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) acquires ownership, direct or indirect, beneficially or of record, of more than 50% of the Voting Stock; or (b) Continuing Directors cease to constitute a majority of the board of directors of the Borrower or any successor by merger or consolidation.
"Change in Law": the occurrence after the date of this Agreement of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.14(c), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.
"Closing Date": the date upon which this Agreement has been executed by all parties hereto and all conditions precedent set forth in Section 4.1 have been satisfied (or waived in accordance with the terms and conditions of Section 9.1).
"Closing Date SEC Reports": collectively, (i) the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2019 and (ii) any Current Reports on Form 8-K and Quarterly Reports

HOU 3974255

on Form 10-Q, in each case, after the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for the Borrower and prior to the ~~Closing~~Second Amendment Effective Date.
"Code": the Internal Revenue Code of 1986, as amended from time to time.
"Commitment": as to any Lender, its obligation to make Loans to the Borrower from time to time in accordance with Section 2.1(a), in an amount not to exceed the amount set forth opposite such Lender's name on Schedule I (or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment or in such other documentation pursuant to which such Lender shall have become a party hereto, as applicable), as such amount may change from time to time as provided herein or as provided pursuant to assignments by or to such Lender pursuant hereto; provided that the Commitments shall not at any time exceed $1,000,000,000 in the aggregate, as such amount may be increased pursuant to Section 2.20. As of the Second Amendment Effective Date, the Commitments are $0.
"Commitment Increase Agreement": as defined in Section 9.5(b)(c).
"Commitment Increase Notice": as defined in Section 9.5(b)(a).
"Commitment Percentage": at a particular time, as to any Lender, the percentage of the aggregate Commitments in effect at such time constituted by such Lender's Commitment. If the Commitments have terminated or expired, the Commitment Percentages shall be determined based upon the Commitments most recently in effect after giving effect to any assignment.
"Commitment Period": the period from and including the Closing Date to and including September 19, 2020, or such earlier date as all of the Commitments shall be fully utilized or terminated as provided herein.
"Confidential Information": as defined in Section 9.4.
"Connection Income Taxes": Other Connection Taxes that are imposed on or measured by gross or net income (however denominated) or that are franchise Taxes or branch profits Taxes.
"Consolidated Net Assets": at any date, the total amount of assets of the Borrower and its Subsidiaries after deducting therefrom (a) all current liabilities of the Borrower and its Subsidiaries (excluding any thereof which are by their terms extendible or renewable at the option of the Borrower to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) total prepaid expenses and deferred charges of the Borrower and its Subsidiaries.
"Consolidated Net Debt": at any date, the Indebtedness (excluding Securitization Indebtedness) of the Borrower and its Subsidiaries less the aggregate amount of (a) cash and Cash Equivalents held by the Borrower and its Subsidiaries at such date (other than any cash proceeds of Securitization Indebtedness) and (b) cash and Cash Equivalents that have been deposited in a trust account or account created or pledged for the sole benefit of the holders of any Indebtedness of the Borrower or its Subsidiaries that has been defeased pursuant to such deposit and the other applicable terms of the instrument governing such Indebtedness, in each case determined on a consolidated basis in accordance with GAAP.

HOU 3974255

"Consolidated Net Tangible Assets": at any date, (a) Consolidated Net Assets minus (b) goodwill and other intangible assets of the Borrower and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the consolidated financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or Section 5.1(b) (or, prior to the first delivery thereunder, the Initial Financial Statements).
"Consolidated Net Worth": the Net Worth of the Borrower and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.
"Contingent Indemnity Agreement": any agreement entered into by the Borrower or any of its Subsidiaries (the "Contingent Obligor") in favor of another Person, in which the Contingent Obligor agrees to provide an indemnity with respect to obligations (the "Original Obligation") of another Person (the "Original Obligor"); provided that, the Contingent Obligor is required to make a payment pursuant to such agreement only to the extent that the obligee on the Original Obligation cannot obtain repayment of the Original Obligation from the Original Obligor after exhausting all other remedies and recourse available to such obligee.
"Continuing Director": (a) each individual who is a director of the Borrower on the Closing Date and (b) each other director of the Borrower whose election, appointment or nomination for election by the Borrower's stockholders was approved by a vote of at least a majority of the then Continuing Directors or by a vote of at least a majority of a committee of the Borrower's board of directors comprised solely of Continuing Directors.
"Control": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
"Covered Entity": any of the following:

(i)	a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
"Covered Party": has the meaning assigned to it in Section 9.23.
“Daily Simple SOFR”: for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such

HOU 3974255

convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
"Debtor Relief Laws": the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
"Default": any of the events specified in Article 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
"Default Right": has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
"Defaulting Lender": at any time, a Lender as to which the Administrative Agent has notified the Borrower that such Lender, as reasonably determined by the Administrative Agent, has (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or the exercise of control over such Lender or its parent company, by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts of the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or

HOU 3974255

such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
"Dollars" and "$": dollars in lawful currency of the United States of America.
"Domestic Office": initially, the office of each Lender designated as such in the Administrative Questionnaire of such Lender; thereafter, such other office of such Lender, if any, located within the United States which shall be making or maintaining Reference Rate Loans.
"Early Opt-in Election": if the then-current Benchmark is Eurodollar Rate, the occurrence of:
~~(a)    (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that the prevailing market convention is that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.11(a), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate, and~~
(a)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least ten currently outstanding dollar-denominated syndicated credit facilities for borrowers having a senior long-term unsecured debt rating without any third-party credit enhancement from S&P or Moody’s of not lower than the Borrower’s applicable such rating at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(b)    ~~(i)~~ the joint election by the Administrative Agent ~~or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred~~and the Borrower to trigger a fallback from Eurodollar Rate and the provision~~, as applicable,~~ by the Administrative Agent of written notice of such election to the ~~Borrower and the~~ Lenders ~~or by the Required Lenders of written notice of such election to the Administrative Agent~~.
"EEA Financial Institution": (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country": any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority": any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

HOU 3974255

"Elective Guarantor": a Subsidiary that becomes a Guarantor pursuant to Section 5.9(b). A First Tier Subsidiary that is an Elective Guarantor shall cease to be an "Elective Guarantor" and shall become a "Required Guarantor" from and after the date that it becomes a wholly-owned Material Subsidiary.
"Engagement Letter": that certain Engagement Letter between the ~~Sole Lead Arranger~~Mizuho Bank, Ltd. and the Borrower dated March 19, 2020, as the same may be amended, supplemented or replaced from time to time.
"Environmental Laws": all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials, or to health and safety matters arising from the exposure to Hazardous Materials.
"Environmental Liability": any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
"Equity Interests": with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, or warrants, rights or options for the purchase or acquisition from such Person of such securities (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.
"ERISA Affiliate": any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
"ERISA Event": (a) any Reportable Event with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (c) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, other than a standard termination under Section 4041(b) of ERISA; (d) the receipt by the Borrower or any ERISA Affiliate of any notice from the PBGC of any intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; (e) the incurrence by the Borrower

HOU 3974255

or any of its ERISA Affiliates of any Withdrawal Liability or other liability under Title IV of ERISA with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (f) the receipt by the Borrower or any ERISA Affiliate of any notice of a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA.
"EU Bail-In Legislation Schedule": the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
"Eurodollar Impacted Interest Period": as defined in the definition of "Eurodollar Rate".
"Eurodollar Loans": Loans hereunder denominated in Dollars at such time as they are made or being maintained at a rate of interest based upon the Eurodollar Rate.
"Eurodollar Office": initially, the office of each Lender designated as such in the Administrative Questionnaire of such Lender, and thereafter, such other office of such Lender, if any, which shall be making or maintaining Eurodollar Loans.
"Eurodollar Rate": with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion (in each case the "Eurodollar Screen Rate") at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Eurodollar Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Eurodollar Screen Rate shall not be available at such time for such Interest Period (a "Eurodollar Impacted Interest Period") then the Eurodollar Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"Eurodollar Screen Rate": as defined in the definition of "Eurodollar Rate".
"Event of Default": any of the events specified in Article 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.
"Excluded Taxes": any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, state gross receipts Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by

HOU 3974255

the Borrower under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.15(f), and (d) any U.S. Federal withholding Taxes imposed under FATCA.
"FATCA": the Foreign Account Tax Compliance Act under Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement that implements or modifies the provisions of the foregoing (together with any laws implementing such agreement).
"Federal Funds Effective Rate": for any day, the ~~weighted average of the rates on overnight~~rate calculated by the NYFRB based on such day’s federal funds transactions ~~with members of the Federal Reserve System of the United States arranged by federal funds brokers, as~~by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the ~~Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it~~NYFRB as the effective federal funds rate; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"Fee Letter": collectively, (a) each of the fee letters, dated on or around the Second Amendment Effective Date, between the Borrower, on the one hand, and each Lead Arranger or Joint Lead Arranger, on the other hand, and (b) the fee letter, dated on or around Second Amendment Effective Date, between the Borrower, on the one hand, and the Administrative Agent on the other hand.
~~"Federal Reserve Bank of New York's Website": the website of the NYFRB at http://www.newyorkfed.org, or any successor source.~~
~~"Fee Letter": the fee letter dated March 19, 2020, executed by the Borrower in favor of the Sole Lead Arranger and the Administrative Agent.~~
"Financial Officer": the chief financial officer, principal accounting officer, financial vice president, treasurer, assistant treasurer or controller of a Person.
"First Tier Subsidiary": any direct Subsidiary of the Borrower.
“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Eurodollar Rate.
"Foreign Lender": any Lender that is not a U.S. Person.

HOU 3974255

"GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.
"Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
"Guarantee": as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include any (i) Contingent Indemnity Agreement, (ii) endorsements for collection or deposit in the ordinary course of business, (iii) equity support agreements or equity contribution agreements or similar arrangements requiring contributions of equity to a project or undertaking to the extent not required to be shown as a liability of said Person under GAAP, or (iv) requirements (and guarantees of any such requirements) to maintain a minimum amount in reserve accounts, contingency funds or other similar financial support arrangements for a project or undertaking to the extent not required to be shown as a liability of said Person under GAAP. The term “Guarantee” used as a verb has a corresponding meaning.
"Guarantee Joinder": a Guarantee Joinder, substantially in the form as Exhibit F.
"Guaranteed Obligations": as defined in Section 10.1.
"Guarantor": Phillips 66 Company in its capacity as the Initial Guarantor, each additional Required Guarantor (if any), and each Elective Guarantor (if any).
"Hazardous Materials": all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
"Hedging Agreement": any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.
"Hedging Obligations": obligations in respect of Hedging Agreements.
"Indebtedness": as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services,

HOU 3974255

except trade accounts payable arising in the ordinary course of business, (d) all Capital Lease Obligations of such Person, (e) all Indebtedness of others secured by a Lien on any asset of such Person (other than a Lien on Equity Interests in a Joint Venture owned by such Person securing Indebtedness on which such Joint Venture is an obligor), whether or not such Indebtedness is assumed by such Person (provided, that for purposes of this clause (e), if such Person has not assumed or otherwise become personally liable for any such Indebtedness, the amount of Indebtedness of such Person in connection therewith shall be limited to the lesser of (i) the fair market value of such asset(s) and (ii) the amount of Indebtedness secured by such Lien), (f) all Indebtedness of others Guaranteed by such Person, (g) all obligations of such Person in respect of bankers' acceptances, (h) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument (other than trade letters of credit and documentary letters of credit), provided however that in the case of letters of credit, reimbursement obligations shall not be considered Indebtedness unless they have not been reimbursed within three Business Days after becoming due, and (i) all production payments, proceeds production payments or similar obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
"Indebtedness for Borrowed Money": as to any Person, at any date, without duplication, Indebtedness of the types referred to in clauses (a) and (b) of the definition of Indebtedness and Guarantees thereof. "Indebtedness for Borrowed Money" shall not include "Qualified Intercompany Indebtedness".
"Indemnified Taxes": (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
"Indemnitee": as defined in Section 9.5(b).
"Initial Financial Statements": collectively, the Borrower's audited consolidated balance sheet and statements of income and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended December 31, 2019.
"Initial Lender": Mizuho Bank, Ltd.
"Interest Payment Date": (a) as to any Reference Rate Loan, the last Business Day of each March, June, September and December, (b) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period of one week or one, two or three months, the last day of such Interest Period and (c) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period longer than three months, each date which is three months or a whole multiple thereof, from the first day of such Interest Period and the last day of such Interest Period.
"Interest Period": with respect to any Eurodollar Loan of the Borrower:
(a)    initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one week or one, two, three or six months thereafter,

HOU 3974255

as selected by the Borrower in its Borrowing Request or notice of conversion, as the case may be, given pursuant to Section 2.3 or Section 2.6; and
(b)    thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower in its notice of continuation given pursuant to Section 2.6; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)
if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)
any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iii)	notwithstanding anything to the contrary in this definition of "Interest Period", no Interest Period for a Loan shall end after the Maturity Date.
"Interpolated Rate": at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Eurodollar Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Eurodollar Screen Rate for the longest period (for which that Eurodollar Screen Rate is available) that is shorter than the Eurodollar Impacted Interest Period; and (b) the Eurodollar Screen Rate for the shortest period (for which that Eurodollar Screen Rate is available) that exceeds the Eurodollar Impacted Interest Period, in each case, at such time.
"Investment Grade Rating": as to any Person, a rating of senior long-term unsecured debt of such Person without any third-party credit enhancement of (a) BBB- or higher by S&P or (b) Baa3 or higher by Moody's.
"IRS": The United States Internal Revenue Service.
“ISDA Definitions”: the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Joint Lead Arrangers”: Royal Bank of Canada, Mizuho Bank, Ltd., Barclays Bank PLC, BNP Paribas Securities Corp., BOFA Securities, Inc., Citibank, N.A., Commerzbank AG, New York Branch, Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., Sumitomo Mitsui Banking Corporation, TD Securities (USA) LLC, The Bank of Nova Scotia, Truist Securities, Inc., and Wells Fargo Securities, LLC.

HOU 3974255

"Joint Venture": a Person the Equity Interests of which are owned by the Borrower or a Subsidiary with one or more third parties so long as such Person does not constitute a Subsidiary.
"Laws": all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.
“Lead Arrangers": Mizuho Bank, Ltd. and Royal Bank of Canada.
"Lender": each Person listed on Schedule I and any other Person that becomes a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof.
"Lien": with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any production payment, proceeds production payment or similar financing arrangement with respect to such asset). For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
"Loan": as defined in Section 2.1(a).
"Loan Documents": this Agreement, including schedules and exhibits hereto, the Fee Letter, any Guarantee Joinder, any Note, any subordination agreement executed substantially in accordance with the terms of Schedule II and any other document executed by the Borrower or a Guarantor that states by its terms that it is a Loan Document, and amendments, modifications or supplements thereto or waivers thereof.
"Loan Party": each of the Borrower and each Guarantor.

"Material Adverse Effect": ~~means~~ (i) a material adverse change in, or a material adverse effect upon, the business, operations, property or financial condition of the Borrower and its Subsidiaries, taken as a whole, (ii) a material impairment of the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations under the Loan Documents, or (iii) a material adverse effect upon the rights or remedies of the Administrative Agent and the Lenders under the Loan Documents.
"Material Subsidiary": Phillips 66 Company and, at any time, a Subsidiary whose Net Tangible Assets represent 15% or more of Consolidated Net Tangible Assets for the Borrower's most recently completed fiscal quarter; provided that in no event shall any Subsidiary that is a Securitization Entity constitute a "Material Subsidiary" hereunder.
"Maturity Date": ~~March 18~~November 20, ~~2021~~2023, or if such date is not on a Business Day, the Business Day immediately following such date.
"Moody's": Moody's Investors Service, Inc.

HOU 3974255

"Multiemployer Plan": a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (a) makes or is obligated to make contributions or (b) has any liability, including Withdrawal Liability.
"Net Assets": of a Person at any date, the total amount of assets of such Person and its Subsidiaries after deducting therefrom (a) all current liabilities of such Person and its Subsidiaries (excluding any thereof which are by their terms extendible or renewable at the option of such Person or a Subsidiary of such Person to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) total prepaid expenses and deferred charges of such Person and its Subsidiaries.
"Net Tangible Assets": of a Person at any date, (a) Net Assets of such Person and its Subsidiaries minus (b) goodwill and other intangible assets of such Person and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, for the fiscal quarter for which financial statements have been most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or Section 5.1(b) (or, prior to the first delivery thereunder, the Initial Financial Statements).
"Net Worth": with respect to any Person, without duplication, the sum of such Person's capital stock, additional paid in capital, retained earnings and any other account that, in accordance with GAAP, constitutes stockholders' equity, less treasury stock; provided that "Net Worth" shall not include the liquidation value of any Preferred Equity Interests.
"New Lender": as defined in Section 9.5(b)(b).
"New Lender Agreement": as defined in Section 9.5(b)(b).
"Non-Guarantor Subsidiary": a Subsidiary that is not a Guarantor.
"Note": as defined in Section 2.2(e).
"NYFRB": the Federal Reserve Bank of New York.
“NYFRB’s Website”: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
"Obligations": all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any proceeding under any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
"Organization Documents": (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate of formation and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation

HOU 3974255

and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.
"Other Connection Taxes": with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
"Other Taxes": all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).
"Outstanding Amount": on any date, the aggregate outstanding principal amount of the Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
"Participant": as defined in Section 9.6(b).
"Participant Register": as defined in Section 9.6(b).
"Patriot Act": as defined in Section 9.19.
"PBGC": the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
"Pension Act": the Pension Protection Act of 2006, as amended from time to time.
"Pension Funding Rules": the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, in each case, as amended from time to time.
"Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
"Plan": any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.
"Preferred Equity Interest": any Equity Interest that, by its terms (or the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event or circumstance either (a) matures, (b) is redeemable (whether mandatorily or otherwise) at the option of the holder thereof

HOU 3974255

for any consideration other than shares of common stock or (c) is convertible or exchangeable for Indebtedness or other Preferred Equity Interests, in each case, in whole or in part, on or prior to the date that is one year after the earlier of (x) the Maturity Date or (y) the date on which the Loans have been paid in full.
"Pricing Grid": the Pricing Grid attached hereto as Annex A.
"Pro Rata Share": with respect to each Lender, at any time of determination on and after the making of the initial Loans hereunder, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of all Loans held by such Lender at such time and the denominator of which is the aggregate principal amount of all Loans held by all Lenders at such time.
"PSXP": Phillips 66 Partners LP, a Delaware limited partnership.
"PSXP Drop Down Transactions": any acquisition by PSXP or its subsidiaries of master limited partnership qualifying assets of the Borrower or any Subsidiary, and all transactions consummated or agreements entered into in connection therewith; provided that (a) such acquisition shall be made for fair value (as reasonably determined by the chief financial officer of the Borrower) and (b) such acquisition is otherwise on terms and conditions that are fair and reasonable to the Borrower and the Subsidiaries, taking into account the totality of the relationship between the Borrower and the Subsidiaries, on the one hand, and PSXP and its subsidiaries, on the other.
"PSXP GP": Phillips 66 Partners GP LLC, a Delaware limited liability company.
"Purchasing Lender": as defined in Section 9.6(c).
"QFC": has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
"QFC Credit Support": as defined in Section 9.23.
"Qualified Intercompany Indebtedness": any Indebtedness that (a) is owed by the Borrower or a Subsidiary to a Subsidiary that is wholly owned by the Borrower, (b) is not secured, and (c) if such Indebtedness is owed by a Loan Party, such Indebtedness is subordinated to the Obligations pursuant to the subordination terms set forth on Schedule II attached hereto.
"Qualified Issuer": any commercial bank (a) which has capital and surplus in excess of $250,000,000 and (b) the outstanding long-term debt securities of which are rated at least A by S&P or at least A2 by Moody's, or carry an equivalent rating by a nationally recognized rating agency if both of the rating agencies named herein cease publishing ratings of investments.
"Re-Allocation Date": as defined in Section 9.5(b)(e).
"Recipient": (a) the Administrative Agent or (b) any Lender, as applicable.
"Reference Rate": for any day the ABR for such day.

HOU 3974255

"Reference Rate Loans": Loans hereunder at such time as they are made or being maintained at a rate of interest based upon the Reference Rate.
“Reference Time”: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Eurodollar Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not Eurodollar Rate, the time determined by the Administrative Agent in its reasonable discretion.
"Register": as defined in Section 9.6(d).
"Related Parties": with respect to any Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.
"Relevant Governmental Body": the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or any successor thereto.
"Reportable Event": a "reportable event" as that term is defined in Section 4043 of ERISA or the regulations issued thereunder.
"Required Guarantor": (i) any wholly-owned Material Subsidiary that is a First Tier Subsidiary and (ii) any Elective Guarantor (as defined in the Revolving Credit Agreement) that becomes a Guarantor (as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement; collectively the "Required Guarantors".
"Required Lenders": at any time (a) on or prior to the earlier of the final Borrowing hereunder and the termination of the Commitment Period, Lenders, the Commitment Percentages of which aggregate more than 50% of the aggregate outstanding Loans and Commitments in effect at such time, and (b) thereafter, Lenders holding more than 50% of the Outstanding Amount; provided further that, the Outstanding Amounts of the Defaulting Lenders shall be excluded from the determination of Required Lenders to the extent set forth in Section 2.19.
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
"Revolving Credit Agreement": the Amended and Restated Credit Agreement dated as of July 30, 2019, among the Borrower, as the borrower, Phillips 66 Company, as the initial guarantor, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time.
"S&P": Standard & Poor's Ratings Services (a division of McGraw‑Hill Companies, Inc.).
"Sale/Leaseback Transaction": an arrangement whereby the Borrower or a Subsidiary transfers property owned by it to a Person and the Borrower or a Subsidiary leases such property from such Person.
"Sanctioned Country": at any time, a country or territory which is itself the subject or target of any Sanctions.

HOU 3974255

"Sanctioned Person": at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union or any European Union member state in which the Borrower or any of its Subsidiaries conducts business, Her Majesty's Treasury of the United Kingdom, or by the Government of Canada, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
"Sanctions": economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state in which the Borrower or any of its Subsidiaries conducts business, the Government of Canada or Her Majesty's Treasury of the United Kingdom.
"SEC": the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions thereof.
“Second Amendment Effective Date”: November 20, 2020.
"Securitization Entity": any Person engaged solely in the business of effecting Securitization Transactions and related activities.
"Securitization Indebtedness": any Indebtedness under any Securitization Transaction that does not permit or provide recourse for principal or interest (other than Standard Securitization Undertakings) to the Borrower or any Subsidiary of the Borrower (other than a Securitization Entity) or any property or asset of the Borrower or any Subsidiary of the Borrower (other than the property or assets of a Securitization Entity or any Equity Interests or securities issued by a Securitization Entity).
"Securitization Transaction": any transaction in which the Borrower or a Subsidiary sells or otherwise transfers accounts receivable or other rights to payment (whether existing or arising in the future) and assets related thereto (a) to one or more purchasers or (b) to a special purpose entity that (i) borrows under a loan secured by or issues securities payable from such accounts receivable or other rights to payment (or undivided interests therein) and related assets or (ii) sells or otherwise transfers such accounts receivable or other rights to payment (or undivided interests therein) and related assets to one or more purchasers, whether or not amounts received in connection with the sale or other transfer of such accounts receivable or other rights to payment and related assets to an entity referred to in clause (a) or (b) above would under GAAP be accounted for as liabilities on a consolidated balance sheet of the Borrower. The amount of any Securitization Transaction shall be deemed at any time to be (1) the aggregate outstanding principal or stated amount of the borrowings or securities in connection with the transactions referred to in clause (b)(i) of the preceding sentence; (2) the outstanding amount of capital invested in or unrecovered outstanding purchase price paid in connection with a transaction referred to in clause (b)(ii) of the preceding sentence; or (3) if there shall be no such principal or stated amount or outstanding capital invested or unrecovered purchase price, the uncollected amount of the accounts receivable transferred to such purchaser(s) pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible and any discount in the purchase price thereof.

HOU 3974255

"Senior Debt": the Borrower's senior unsecured, non-credit enhanced, long term debt for which a rating has been established by Moody's and/or S&P as provided in the Pricing Grid.
~~"~~“SOFR~~"~~”: with respect to any ~~day means~~Business Day, a rate per annum equal to the secured overnight financing rate ~~published for such day by the NYFRB, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.~~for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.
~~"Sole Lead Arranger": Mizuho Bank, Ltd.~~
“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website”: the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
"Standard Securitization Undertakings": any representations, warranties, servicer obligations, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower of a type that are reasonably customary in securitizations.
"Subsidiary": with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower; provided that PSXP GP, PSXP and their respective subsidiaries, for so long as PSXP is not wholly owned, directly or indirectly, by the Borrower, in each case shall be deemed not to be Subsidiaries of the Borrower except for purposes of Sections 3.4, 5.1(a), 5.1(b) and 5.6 (provided that, for the avoidance of doubt, the term "Material Adverse Effect" as used in such Section 5.6 shall be determined by reference to the Borrower and the Subsidiaries but excluding PSXP GP, PSXP and their respective subsidiaries for so long as PSXP is not wholly owned, directly or indirectly, by the Borrower).
"Subsidiary Guarantee": as defined in Section 10.1.
"Supported QFC": as defined in Section 9.23.
"Taxes": all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
~~"~~“Term SOFR~~"~~”: for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

HOU 3974255

“Term SOFR Notice”: a notification by the Administrative Agent (or at the request of the Borrower with the consent of the Administrative Agent) to each of the other parties hereto of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event”: the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent, and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.11 that is not Term SOFR.
"Ticking Fee": as defined in Section 2.8(c).
"Total Capitalization": at the date of any determination thereof, the sum of (a) Consolidated Net Debt plus (b) Consolidated Net Worth plus (c) the involuntary liquidation value of any Preferred Equity Interests.
"Tranche": the collective reference to Eurodollar Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not the Loans comprising any such Tranche were originally made on the same day).
"Transfer Effective Date": as defined in each Assignment and Assumption.
"Transferee": as defined in Section 9.6(g).
"Type": as to any Loan, its nature as a Reference Rate Loan or a Eurodollar Loan.
“UK Financial Institutions”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
"Unadjusted Benchmark Replacement": the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
"U.S. Person": a "United States person" within the meaning of Section 7701(a)(30) of the Code.
"U.S. Special Resolution Regime": as defined in Section 9.23.
"U.S. Tax Compliance Certificate": as defined in Section 2.15(f)(ii)(B)(3).

HOU 3974255

"Voting Stock": capital stock of the Borrower that is entitled to vote in the election of the board of directors of the Borrower (other than any such capital stock having such rights only upon the occurrence of a contingency that has not yet occurred).
"Withdrawal Liability": liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
"Withholding Agent": any Loan Party and the Administrative Agent.
"Write-Down and Conversion Powers": (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers..
Section 1.2    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto.
(b)    As used herein and in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto, (i) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (ii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, (iv) references to agreements shall, unless otherwise specified, be deemed to refer to such agreements as amended, supplemented, restated or otherwise modified from time to time, and (v) any reference herein to any Person shall be construed to include such Person's successors and assigns.
(c)    The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

HOU 3974255

Section 1.3    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at "fair value", as defined therein.
Section 1.4    Interest Rates; LIBOR Notification. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of "Eurodollar Rate" or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.
Section 1.5    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction's laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE 2.    AMOUNT AND TERMS OF LOANS
Section 2.1    The Loans.
(a)    Subject to the terms and conditions hereof, each Lender severally agrees to make term loans (each, a "Loan" and collectively, the "Loans") in Dollars to the Borrower at any time and from time to time during the Commitment Period in an aggregate principal amount not to exceed the amount of such Lender's Commitment.
(b)    If all or any portion of the Outstanding Amount is paid or prepaid, then the amount so paid or prepaid may not be reborrowed.
(c)    The Loans may from time to time be (i) Eurodollar Loans, (ii) Reference Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.3 or Section 2.6, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date. Eurodollar Loans shall be made by each Lender at its

HOU 3974255

Eurodollar Office and Reference Rate Loans shall be made by each Lender at its Domestic Office.
Section 2.2    Repayment of Loans; Evidence of Indebtedness.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loans made by such Lender on the Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 2.4(a) or Article 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.8(c).
(b)    The Administrative Agent shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Lender in which there shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.
(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(d)    The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.2(c) shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
(e)    The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to principal amount (each, a "Note").
Section 2.3    Procedure for Borrowing.
(a)    The Borrower may borrow under the Commitments during the Commitment Period on any Business Day; provided that (i) the Borrower may request no more than four (4) Borrowings and (ii) the Borrower shall give the Administrative Agent a Borrowing Request, which Borrowing Request shall be irrevocable, (i) prior to 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans and (ii) prior to 1:00 P.M., New York City time, on the requested Borrowing Date, in the case of Reference Rate Loans, specifying (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the Borrowing is to be a Eurodollar Loan, a Reference Rate Loan or a combination thereof, and (D) the length of the Interest Period for each Eurodollar Loan included in such Borrowing Request. Each Borrowing shall be in an aggregate principal amount of the lesser of (1) $10,000,000 or a whole multiple of $5,000,000 in excess thereof, and (2) an amount equal to the excess, if

HOU 3974255

any, of the aggregate amount of the Commitments, minus the aggregate outstanding principal amount of the Loans at such time.
(b)    Upon receipt of the Borrowing Request from the Borrower, the Administrative Agent shall promptly notify each Lender thereof (but in any event no later than (i) the date of receipt of such Borrowing Request from the Borrower, in the case of Eurodollar Loans, and (ii) 3:00 P.M., New York City time (or, in the case of Reference Rate Loans requested after 1:30 P.M., New York City time, 3:30 P.M., New York City time), on the requested Borrowing Date, in the case of Reference Rate Loans). Each Lender will make the amount of its Commitment Percentage of the Loans available to the Administrative Agent for the account of the Borrower to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders prior to (1) 3:00 P.M., New York City time (or in the case of Reference Rate Loans requested after 1:30 P.M., New York City time, 4:30 P.M., New York City time), in the case of Reference Rate Loans, and (2) 12:00 P.M., New York City time, in the case of Eurodollar Loans, in each case on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Loans will be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of the Administrative Agent, or such other account of the Borrower as shall have been designated by the Borrower to the Administrative Agent, with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent within one (1) hour of receipt by the Administrative Agent but in any event no later than 4:00 P.M., New York City time (or, in the case of Reference Rate Loans requested after 1:30 P.M., New York City time, no later than 5:00 P.M., New York City time).
(c)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date (or, in the case of any Borrowing of Reference Rate Loans, prior to (x) 3:00 P.M., New York City time or (y) in the case of any Borrowing of Reference Rate Loans that was requested after 1:30 P.M., New York City time, 4:30 P.M., New York City time, in each case on a proposed Borrowing Date) that such Lender will not make available to the Administrative Agent the amount which would constitute its Commitment Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date an amount equal to such Lender's Commitment Percentage of such Borrowing. The Administrative Agent shall notify the Borrower as promptly as practicable if such Lender's Commitment Percentage of such Borrowing is not made available to the Administrative Agent on such Borrowing Date. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average overnight Federal Funds Effective Rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's Commitment Percentage of such Borrowing (minus the amount, if any, which such Lender has made available to the Administrative Agent), times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such Borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.3(c) shall be prima facie evidence of the accuracy of the information set forth therein, absent manifest error. If such Lender's Commitment Percentage of such Borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover the amount of such Lender's Commitment Percentage of such Borrowing (minus the amount, if any, which such Lender had made available to the Administrative Agent) on demand from the Borrower with interest thereon (A) for the period from and including such Borrowing Date to the date one day after such demand, at a rate per annum equal to the

HOU 3974255

daily average overnight Federal Funds Effective Rate during such period as quoted by the Administrative Agent and calculated on the basis of a 360-day year for the actual days elapsed and (B) thereafter, at the rate per annum applicable to Reference Rate Loans hereunder. Nothing contained in this Section 2.3(c) shall prejudice in any manner whatsoever any right or remedy of the Borrower against such Lender.
Section 2.4    Reduction or Termination of Commitments.
(a)    Scheduled Termination. Unless previously terminated, the Commitments shall terminate on the last day of the Commitment Period.
(b)    Voluntary Reduction or Termination. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount thereof, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Outstanding Amount would exceed the amount of the Commitments then in effect. Any such reduction shall be in an amount of $10,000,000, or a whole multiple of $5,000,000 in excess thereof, and shall reduce permanently the amount of such Commitments then in effect.
Section 2.5    Prepayments.
(a)    The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable written notice delivered to the Administrative Agent at least two Business Days' prior thereto in the case of Eurodollar Loans and on the date of such prepayment in the case of Reference Rate Loans, which notice shall specify (i) the date and amount of prepayment, (ii) whether the prepayment is of Eurodollar Loans, Reference Rate Loans, or a combination thereof, and (iii) if of a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the payment amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Reference Rate Loans) accrued interest to such date on the amount prepaid and any amounts payable pursuant to Section 2.16.
(b)    Optional prepayments of the Loans shall be allocated among the Lenders based on each Lender's Pro Rata Share of such prepayment amount.
Section 2.6    Conversion and Continuation Options.
(a)    The Borrower may elect from time to time to convert its Eurodollar Loans to Reference Rate Loans by giving the Administrative Agent prior irrevocable notice of such election by 11:00 A.M. on a Business Day; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert its Reference Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the Interest Periods therefor and, in the case of Eurodollar Loans, the requested Type thereof. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any

HOU 3974255

part of the outstanding Eurodollar Loans and Reference Rate Loans may be converted as provided herein, provided that no Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders in their sole discretion, notifies the Borrower such conversions shall not be permitted, (ii) if, after giving effect thereto, Section 2.7 would be contravened, or (iii) after the date that is one month prior to the Maturity Date; provided further, that if such conversion is not permitted pursuant to the preceding proviso and the applicable Eurodollar Loan is not repaid, such Loans shall automatically be converted to Reference Rate Loans on the last day of such then expiring Interest Period.
(b)    Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the appropriate notification provisions therefor set forth in Section 2.6(a), of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversions, (ii) if, after giving effect thereto, Section 2.7 would be contravened, or (iii) after the date that is one month prior to the Maturity Date; provided further, that if the Borrower shall fail to give any required notice as described above in this Section 2.6 or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall automatically be converted to Reference Rate Loans on the last day of such then expiring Interest Period.
(c)    The conversion or continuation of Loans as herein provided shall not constitute the making of new Loans hereunder.
Section 2.7    Maximum Number of Tranches. All borrowings, conversions and continuations of Loans and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, there shall be no more than ten Tranches outstanding at any one time.
Section 2.8    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent, for its own account, an administrative agent's fee set forth in the Fee Letter.
(b)    The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, the upfront fees set forth in the Fee Letter.
(c)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender, a non-refundable ticking fee (the "Ticking Fee") of 0.15% from and including the Closing Date, to, but excluding, the date upon which all of the Commitments have been fully drawn, expired or been terminated, computed on the average daily undrawn amount of the Commitment of such Lender during the period for which payment is made. Such Ticking Fees shall be payable on June 19, 2020 and on the last day of the Commitment Period.

HOU 3974255

Section 2.9    Interest Rate.
(a)    Each Eurodollar Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.
(b)    Each Reference Rate Loan shall bear interest for each day on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Reference Rate for such day plus the Applicable Margin.
(c)    If all or a portion of the principal amount of any Loan or if all or a portion of any interest payable on any Loan or any fee or other amount payable by the Borrower hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of any Lender under Article 7, bear interest at a rate per annum which is (i) in the case of overdue principal, 2% above the rate which would otherwise be applicable pursuant to Section 2.9(a) or (b) and (ii) in the case of any other overdue amount, 2% above the rate described in Section 2.9(b), in each case from the date of nonpayment until such amount is paid in full (before and after judgment); provided that if such overdue principal amount is of Eurodollar Loans and the due date therefor is other than the last day of the Interest Period with respect thereto, such Eurodollar Loans shall bear interest from the date that such principal amount was due to the last day of such Interest Period at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to clause (a) of this Section 2.9.
(d)    Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to clause (c) of this Section 2.9 shall be payable from time to time on demand.
Section 2.10    Computation of Interest and Fees.
(a)    (i) Interest in respect of the Reference Rate Loans shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed, and (ii) Ticking Fees and interest in respect of Eurodollar Loans shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Reference Rate or the Applicable Margin shall become effective as of the opening of business on the day on which such change in Reference Rate is announced or such Applicable Margin changes as provided herein, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, upon the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).
Section 2.11    Alternate Rate of Interest; Effect of Benchmark Transition Event; Illegality.
~~(a) Alternate Rate of Interest; Effect of Benchmark Transition Event.~~

HOU 3974255

(a)    Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.11, if prior to the commencement of any Interest Period.
(i)    ~~Inability to Determine Interest Rate. If prior to the commencement of any Interest Period for a Eurodollar Loan, (A)~~ the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, (including, without limitation, by means of an Interpolated Rate or because the Eurodollar Screen Rate is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or
(ii)    ~~(B)~~ the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate, ~~as applicable,~~ for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining ~~the~~their Loans included in such Borrowing for such Interest Period~~,~~ .
~~(i)~~ then the Administrative Agent shall give notice thereof to the Borrower and the Lenders ~~by telephone, facsimile or electronic transmission~~through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (~~1~~A) any ~~notice given under Section 2.6~~interest election request that requests the conversion of any Borrowing ~~into~~to, or continuation of any Borrowing as, a Eurodollar Loan shall be ineffective ~~(~~and any such Eurodollar Loan shall be ~~deemed to be a~~repaid or converted into an Reference Rate Loan~~)~~ on the last day of the then current Interest Period applicable thereto, and (~~2~~B) if any Borrowing Request requests a Eurodollar Loan, such Borrowing shall be made as a Reference Rate Loan.
~~(ii) Effect of Benchmark Transition Event.~~
(b)    ~~(A) Benchmark Replacement.~~ Notwithstanding anything to the contrary herein or in any other Loan Document, ~~upon the occurrence of~~if a Benchmark Transition Event or an Early Opt-in Election, as applicable, ~~the Administrative Agent and the Borrower may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m.~~and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~Administrative Agent has posted such proposed amendment to all Lenders and the Borrower~~date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long

HOU 3974255

as the Administrative Agent has not received, by such time, written notice of objection to such ~~amendment~~Benchmark Replacement from Lenders comprising the Required Lenders. ~~Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurodollar Rate with a Benchmark Replacement pursuant to this Section 2.11(a) will occur prior to the applicable Benchmark Transition Start Date.~~
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (d) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.
(d)    ~~(B) Benchmark Replacement Conforming Changes.~~ In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(e)    ~~(C) Notices; Standards for Decisions and Determinations.~~ The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement ~~Date and Benchmark Transition Start~~ Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, ~~and~~ (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this ~~Section 2.11(a)~~Section 2.11, including any determination with respect to a tenor, rate~~,~~ or adjustment~~,~~ or of the occurrence or non-occurrence of an event, circumstance~~,~~ or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this ~~Section 2.11(a)~~Section 2.11.
(f)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or Eurodollar Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any

HOU 3974255

Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(g)    ~~(D) Benchmark Unavailability Period.~~ Upon the ~~Borrower's~~Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar ~~Loan~~Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ~~a~~ Reference Rate ~~Loan~~Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ~~the~~ ABR based upon the ~~Eurodollar Rate~~then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ~~the~~ ABR.
(h)    ~~(b)~~ Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender's obligation to make such Eurodollar Loans shall be suspended (the "Affected Loans") until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as Reference Rate Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into Reference Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Reference Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Reference Rate Loans.
Section 2.12    Pro Rata Treatment and Payments.
(a)    The borrowing of the Loans by the Borrower from the Lenders hereunder and except as otherwise provided by Section 2.19, each payment by the Borrower on account of any fee payable hereunder in respect of the Commitments, and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective Pro Rata Shares of the Lenders.
(b)    All payments (including prepayments) to be made by the Borrower hereunder and under any other Loan Documents, whether on account of principal, interest and fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office set forth in Section 9.2, in lawful money of the United States of America and in immediately available funds. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for the purposes of calculating interest thereon. The Administrative Agent shall

HOU 3974255

distribute such payments to each Lender to its Eurodollar Office or Domestic Office, as applicable, promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(c)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
Section 2.13    Payments by the Borrower. Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective Pro Rata Shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, and each Lender severally agrees to repay forthwith on demand, such amount with interest thereon at the rate per annum equal to the daily average overnight Federal Funds Effective Rate during such period as quoted by the Administrative Agent and calculated on the basis of a 360-day year for the actual days elapsed. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
Section 2.14    Other Costs; Increased Costs.
(a)    The Borrower agrees to pay to each Lender which requests compensation under this Section 2.14 (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurodollar Loan made or maintained by such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or, so long as such Lender may be required by such Board of Governors or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation

HOU 3974255

as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:
(i)    the principal amount of the Eurodollar Loans made or maintained by such Lender to which such Interest Period relates outstanding on such day; and
(ii)    the difference between (x) a fraction the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loan and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by such Board of Governors or other Governmental Authority on such date minus (y) such numerator; and
(iii)    a fraction the numerator of which is one and the denominator of which is 360.
(b)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;
(ii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender, or such other Recipient hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender or other Recipient, the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(c)    If any Lender determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered; provided that such Lender is generally seeking compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such similar credit facilities to do so) with respect to such Change in Law regarding capital or liquidity requirements.

HOU 3974255

(d)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (b) or (c) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(e)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.15    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for, the payment of Other Taxes.
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

HOU 3974255

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.6(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of any such documentation (other than such documentation set forth in Section 2.15(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the

HOU 3974255

Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or
(4)    to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-3 or Exhibit G-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to

HOU 3974255

determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.15 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party's obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    For purposes of determining withholding Taxes imposed under FATCA the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat)

HOU 3974255

this Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
Section 2.16    Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:
(a)    failure by the Borrower to make a payment when due of the principal amount of or interest on any Eurodollar Loans of such Lender;
(b)    failure by the Borrower to borrow Eurodollar Loans after the Borrower has given a Borrowing Request requesting the same in accordance with Section 2.3;
(c)    failure by the Borrower to make a conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with Section 2.6;
(d)    failure by the Borrower to make any prepayment of Eurodollar Loans of the Borrower after the Borrower has given notice of the same in accordance with Section 2.5(a);
(e)    the making of any conversion or prepayment of Eurodollar Loans on a day which is not the last day of the Interest Period with respect thereto; and
(f)    any assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18;
including in each case any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained and any foreign exchange losses actually incurred. If a Lender becomes entitled to claim any amounts pursuant to this Section 2.16, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any amounts payable pursuant to this Section 2.16 and setting forth in reasonable detail the basis for such claim, submitted by such Lender (through the Administrative Agent) to the Borrower, shall be conclusive in the absence of manifest error.
Section 2.17    Mitigation Obligations. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
Section 2.18    Replacement of Lenders. If (a) any Lender requests compensation under Section 2.14, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lenders pursuant to Section 2.15, or (c) any Lender is a Defaulting Lender, or if any Lender fails to execute and deliver any amendment, consent or waiver to any Loan Document requested by

HOU 3974255

the Borrower by the date specified by the Borrower (or gives the Borrower or the Administrative Agent written notice prior to such date of its intention not to do so) which amendment, consent or waiver is required to be executed by all Lenders or all affected Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Borrower, as applicable, (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any assignment resulting from a Lender failing to execute and deliver any amendment, consent or waiver requested by the Borrower, the applicable amendment, consent or waiver has been approved by the Required Lenders.
Section 2.19    Defaulting Lenders.
(a)    If a Defaulting Lender as a result of the exercise of a set off shall have received a payment in respect of its outstanding Loans which results in its pro rata share of the outstanding Loans being less than such Defaulting Lender’s pro rata share of the sum of the aggregate amount of the Commitments, then no payment will be made to such Defaulting Lender until all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the sum of the aggregate amount of the Commitments. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Loan(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Loans(s) are paid in full or each Lender (including each Defaulting Lender) is owed its pro rata share of all Loans then outstanding.
(b)    Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Ticking Fees. Fees otherwise payable pursuant to Section 2.8(c) shall cease to accrue on the Commitment of such Defaulting Lender and the Borrower shall not be required to pay any such fee for such period that otherwise would have been required to have been paid to that Defaulting Lender.
(ii)    Voting. Neither the Commitment nor the principal amount of the Loans of such Defaulting Lender shall be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.1), provided that any waiver, amendment or modification (i) that would increase or extend the Commitment of or reduce the principal or interest owing to such Defaulting Lender under this Agreement or (ii) requiring the consent of all Lenders which affects such Defaulting Lender differently than all other Lenders, as the case may be, shall require the consent of such Defaulting Lender.

HOU 3974255

(iii)    Defaulting Lender Cure. In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage and shall no longer constitute a Defaulting Lender hereunder; provided that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.
Section 2.20    Increase in Commitments.1
(a)    Subject to the prior or concurrent occurrence of a Successful Syndication (as such term is defined in the Fee Letter), at any time after the Closing Date, provided that no Default or Event of Default shall have occurred and be continuing, the Borrower may request an increase of the aggregate Commitments by notice thereof to the Administrative Agent in writing (such notice, a "Commitment Increase Notice"), in an amount not less than $10,000,000. The Administrative Agent will provide the Lenders with notice of such Commitment Increase Notice. Any such Commitment Increase Notice shall be in a form reasonably satisfactory to the Administrative Agent. The Borrower may, in its sole discretion, but with the consent of the Administrative Agent as to any Person that is not at such time a Lender, offer to any existing Lender or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the increased Commitments pursuant to Section 2.20(b) or Section 1.1(c), as applicable.
(b)    Any additional bank or financial institution that the Borrower selects to offer participation in the increased Commitments, and that elects to become a party to this Agreement with the Borrower and the Administrative Agent (a "New Lender"), by the execution of an agreement (a "New Lender Agreement") substantially in the form of Exhibit E-1, shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. The Commitment of any such New Lender shall be in an amount not less than $10,000,000.
(c)    Any Lender that accepts an offer by the Borrower to increase its Commitment pursuant to this Section 2.20 shall, in each case, execute an agreement whereby it agrees to be bound by, and accept the benefits of, this Agreement and the other Loan Documents (a "Commitment Increase Agreement") substantially in the form of Exhibit E-2, with the Borrower and the Administrative Agent. Upon delivery to the Administrative Agent of one or more New Lender Agreements or Commitment Increase Agreements, the Administrative Agent shall enter any such New Lender and its Commitment, or increasing Lender’s increased Commitment, in the Register and shall distribute a new Schedule I reflecting the Commitment of such New Lender or increasing Lender’s increased Commitment and the Commitments, as increased.

1 On or about April 6, 2020, the applicable parties entered into the Master New Lender Agreement whereby the total Commitments were increased to $2,000,000,000 pursuant to this Section 2.20.

HOU 3974255

(d)    The effectiveness of any Commitment Increase Agreement or New Lender Agreement shall be contingent upon receipt by the Administrative Agent of such corporate resolutions and certificates as to no Default and accuracy in all material respects of the representations and warranties made by the Borrower in this Agreement as the Administrative Agent shall reasonably request with respect thereto, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(e)    Additional Loans made on or after the date that any bank or financial institution becomes a New Lender pursuant to Section 2.20(b) or any Lender's Commitment is increased pursuant to Section 1.1(c), (the "Re-Allocation Date") shall be made pro rata based on their respective Commitments in effect on or after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Lender and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitments), and continuations of Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Eurodollar Loans on the last day of the Interest Period applicable thereto and the making of new Loans pro rata based on the respective Commitments in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there is an unpaid principal amount of Eurodollar Loans, such Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Loans will be paid thereon to the respective Lenders holding such Loans pro rata based on the respective principal amounts thereof outstanding.
(f)    Notwithstanding anything to the contrary in this Section 2.20, (i) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion and (ii) the aggregate amount of such increase in the Commitments shall not exceed $1,000,000,000.
(g)    If requested, the Borrower shall execute and deliver a Note or Notes to each New Lender and replacement Notes to Lenders signing a Commitment Increase Agreement in the amount of said Lenders’ Commitments.
(c)    Upon the effectiveness of any New Lender Agreement or Commitment Increase Agreement, Schedule I and other pertinent sections hereof shall be automatically and proportionately modified to reflect the increased Commitment, the exact figures to be agreed between the Borrower and the Administrative Agent, and all references to the Commitments shall be deemed amended, mutatis mutandis.
ARTICLE 3.    REPRESENTATIONS AND WARRANTIES
Each of the Borrower and each Guarantor, with respect to representations and warranties pertaining to it, represents and warrants to the Administrative Agent and to each Lender, as of the ~~Closing~~Second Amendment Effective Date and thereafter as of each date required by Section 4.2, that:
Section 3.1    Corporate Existence and Power. Each Loan Party is a corporation, partnership, limited liability company duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational powers and all material

HOU 3974255

governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
Section 3.2    Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by each Loan Party of this Agreement and any other Loan Documents to which it is a party (a) are within its corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, (b) require no consent or approval of, or other action by or in respect of, or registration or filing with, any Governmental Authority, (c) do not contravene, or constitute a breach or a default under, any provision of its Organization Documents, (d) do not contravene any applicable Law or regulation, and (e) do not result in the creation or imposition of any Lien prohibited by this Agreement on any assets of the Borrower or any of its Subsidiaries, except, in the case of clauses (b) and (d), as would not reasonably be expected to result in a Material Adverse Effect.
Section 3.3    Enforceability. The Loan Documents to which it is a party constitute the legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by applicable bankruptcy, moratorium, insolvency or similar Laws affecting the rights of creditors generally and general principles of equity.
Section 3.4    Financial Information. The Initial Financial Statements and beginning with the initial delivery of the financial information required under Section 5.1(a) and Section 5.1(b), the financial information delivered to the Lenders pursuant to such sections fairly presents, in all material respects, in conformity with GAAP, the consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows as of such date (subject, in the case of interim statements, to normal year-end adjustments and the absence of footnotes).
Section 3.5    Litigation; No Material Adverse Effect.
(a)    As of the ~~Closing~~Second Amendment Effective Date, except as set forth in the Closing Date SEC Reports or as disclosed in Schedule 3.5, there is no litigation, arbitration or governmental investigation, proceeding, or inquiry pending, or, to the knowledge of the Borrower, threatened in writing, against or affecting the Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination (i) which could reasonably be expected to have a material adverse effect on the business, assets, financial condition, or operations of the Borrower and its Subsidiaries, taken as a whole, or (ii) which seeks to prevent, enjoin or delay the making of the initial Loans hereunder, if any.
(b)    As of the ~~Closing~~Second Amendment Effective Date, since December 31, 2019, there has been no Material Adverse Effect.
Section 3.6    Employee Benefit Plans.
(a)    No Reportable Event or prohibited transaction under Section 406 of ERISA has occurred with respect to any "Employee Benefit Plans", as that term is defined in Section 3(3) of ERISA, of the Borrower or any ERISA Affiliate which could reasonably be expected to result in a Material Adverse Effect. No prohibited transaction under Section 406 of ERISA which could reasonably be expected to result in a Material Adverse Effect has occurred with respect to the Borrower or any ERISA Affiliate or will occur upon the issuance of any Notes or the execution of this Agreement.

HOU 3974255

(b)    The Borrower and each ERISA Affiliate have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Except as could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has (i) sought a waiver of the minimum funding standard under the Pension Funding Rules, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums due but not delinquent under Section 4007 of ERISA.
Section 3.7    Environmental Matters. Except with respect to any matter that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (a) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (b) has become subject to any Environmental Liability, (c) has received notice of any claim with respect to any Environmental Liability or (d) knows of any basis for any Environmental Liability. This Section 3.7 is the sole and exclusive representation and warranty of the Loan Parties with respect to Environmental Laws, Environmental Liabilities and Hazardous Materials contained in this Section 2.20 and no other provision hereof shall be construed to constitute such a representation or warranty; provided that the foregoing does not limit the provisions of Section 3.4, Section 3.5 or Section 3.13.
Section 3.8    Taxes. (a) The Borrower and its Subsidiaries have filed all material United States federal income tax returns and all other material tax returns have been filed on or before the applicable due date (as such due date may have been timely extended), and (b) all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary have been paid (other than those which are currently being contested in good faith by appropriate proceedings or to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect or materially adversely affect the performance by the Borrower of its payment obligations under this Agreement or any Notes). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.
Section 3.9    Investment Company Act. Neither the Borrower nor any of its Subsidiaries is, or is required to be registered as, an "investment company", or a company "controlled" by an "investment company", as defined in the Investment Company Act of 1940, as amended.
Section 3.10    Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used, directly or indirectly, in Regulation U). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock in contravention of, or for any purpose which violates, the provisions of Regulation U or Regulation X of the Board of Governors of the Federal Reserve

HOU 3974255

Section 3.11    Purpose of Loans. The proceeds of the Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries.
Section 3.12    Compliance with Laws. Such Loan Party and its Subsidiaries are in compliance with all applicable Laws (including ERISA and the rules and regulations thereunder and laws of the United States regarding sanctions and export controls applicable to unauthorized dealings with sanctioned countries or Persons) except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 3.13    Disclosure.
(a)    The written reports, financial statements, certificates and other written information (other than information of a global economic or industry nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished), when taken as a whole, did not contain as of the date such written reports, financial statements, certificates or other written information were so furnished, any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to (a) projections, estimates, pro forma financial information, engineering reports and forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) contained in the materials referenced above, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time and (b) financial statements, the Borrower represents only that such financial statements were prepared as represented in Section 3.4 and as required by Section 5.1(a) and Section 5.1(b), as applicable.
(b)    As of the ~~Closing~~Second Amendment Effective Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification, if any, provided on or prior to the ~~Closing~~Second Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
Section 3.14    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries, their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or proceeds of any Loan will be used in violation of Section 5.8(b).
ARTICLE 4.    CONDITIONS PRECEDENT TO CLOSING DATE
Section 4.1    Conditions to Closing Date. This Agreement shall be effective upon satisfaction of the conditions precedent set forth in this Section 4.1; provided that the obligations of the Lenders to make

HOU 3974255

Loans hereunder are subject to the satisfaction (or waiver in accordance with Section 9.1) of the conditions precedent set forth in Section 4.2:
(a)    Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Loan Party and each Lender, and (ii) for the account of each Lender that has requested a Note, a Note conforming to the requirements of Section 2.2 and executed by a duly authorized officer of the Borrower.
(b)    Legal Opinions. The Administrative Agent shall have received favorable written opinion(s), reasonably satisfactory to the Administrative Agent, from each of (i) Janet K. Greene, Senior Counsel of the Borrower and (ii) Bracewell LLP, counsel to the Loan Parties, in each case, addressed to the Administrative Agent and the Lenders and dated the Closing Date, covering such matters relating to the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request.
(c)    Secretary's Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated as of the Closing Date, certifying (i) the authorization of each Loan Party to execute and deliver each Loan Document to which such Loan Party is party, (ii) the Organization Documents of such Loan Party, and (iii) the names and true signatures of the officers executing any Loan Document on behalf of such Loan Party on the Closing Date, and otherwise in form and substance reasonably satisfactory to the Administrative Agent.
(d)    Existence and Good Standing Certificates. The Administrative Agent shall have received certificates of existence and good standing with respect to each Loan Party, dated as of a recent date, from appropriate public officials in the jurisdictions of organization of such Loan Parties.
(e)    Closing Certificate. The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent dated the Closing Date and signed by a Financial Officer of the Borrower certifying (which statement shall constitute a representation and warranty made by the Borrower to the Lenders hereunder on the Closing Date) that, as of the Closing Date, (i) each of the representations and warranties made by each Loan Party in this Agreement are true and correct in all material respects on and as of such date, provided that such materiality qualifier shall not be applicable to the representations and warranties set forth in Section 3.5, (ii) no Default or Event of Default has occurred and is continuing and (iii) all governmental and regulatory approvals necessary in connection with the execution and delivery of this Agreement and the Notes have been obtained and are in full force and effect or stating that no such approvals are required.
(f)    Fees and Expenses. The Administrative Agent and the Sole Lead Arranger shall have received all fees due and payable and required to be paid to them and to the Lenders on or prior to the Closing Date pursuant to Section 2.8 and the Fee Letter and payment of all other amounts due and payable on or prior to the Closing Date, including to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all expenses required to be paid or reimbursed by the Borrower hereunder.
(g)    Initial Financial Statements. The Lenders shall have received (which shall be deemed to have occurred upon posting on EDGAR) the Initial Financial Statements.
(h)    "Know Your Customer" and Anti-Money Laundering Compliance; Beneficial Ownership. (i) The Administrative Agent shall have received five days prior to the Closing Date (or such later date as

HOU 3974255

the Administrative Agent shall reasonably agree) all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent a reasonable period in advance of the date that is five days prior to the Closing Date and (ii) to the extent the Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, at least three days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
For purposes of determining compliance with the conditions specified in this Section 4.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the Closing Date, specifying its objection thereto. The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. The obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions contained in this Section 4.1 is satisfied (or waived in accordance with Section 9.1) at or prior to 5:00 P.M., New York City time, on March 23, 2020 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
Section 4.2    Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it during the Commitment Period (including any initial Loan requested to be made on the Closing Date) is subject to the satisfaction of the following conditions precedent as of the date such Loan is requested to be made:
(a)    Representations and Warranties. Each of the representations and warranties made by the Loan Parties in this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans requested to be made on such date; provided that the foregoing materiality qualifier shall not be applicable to the representations and warranties contained in Section 3.5; and provided further that, in each case, the representations and warranties contained in Section 3.5 and Section 3.13(b) shall be made on and as of the Closing Date and shall not be restated on any Borrowing Date that occurs after the Closing Date.
(b)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.
(c)    Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.3.
Each Borrowing of Loans by the Borrower shall constitute a representation and warranty by the Borrower hereunder as of the date thereof that the conditions in this Section 4.2 have been satisfied.

HOU 3974255

ARTICLE 5.    AFFIRMATIVE COVENANTS OF THE BORROWER
From and after the Closing Date and for so long as any Commitment remains in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:
Section 5.1    Financial Reporting Requirements. The Borrower will:
(a)    make available its Form 10-K via the EDGAR system of the SEC ("EDGAR") on the internet as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, which will in each case include an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, cash flows and changes in common stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by Ernst & Young LLP or other independent public accountants of nationally recognized standing;
(b)    make available its Form 10-Q via EDGAR on the internet as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, which will, in each case, include a consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such quarter and the related (i) consolidated statement of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, and (ii) consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form (A) for the consolidated balance sheet, the figures as of the end of the Borrower's previous fiscal year, (B) for the consolidated statement of income, the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year and (C) for the consolidated statement of cash flows, the figures for the corresponding portion of the Borrower's previous fiscal year, the making available of such financial statements shall constitute a certification (subject to normal year-end adjustments) as to fairness of presentation and GAAP;
(c)    furnish to the Administrative Agent within 10 Business Days of making available via EDGAR each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer of the Borrower (i) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1(u) and Section 6.3(a);
(d)    furnish to the Administrative Agent a copy of all documents filed by the Borrower or any Subsidiary with the SEC; provided that such documents shall be deemed to have been furnished on the date when made available via EDGAR; and
(e)    furnish to the Administrative Agent from time to time such additional information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.
Section 5.2    Notices. The Borrower will promptly furnish, or cause to be furnished, to the Administrative Agent, notice of: (a) the occurrence of any (i) Default or (ii) Event of Default hereunder;

HOU 3974255

(b) the institution of any litigation or proceeding involving it or a Subsidiary that has had or is reasonably expected to have a Material Adverse Effect (whether or not the claim asserted therein is considered to be covered by insurance); (c) any adverse change in the ratings publicly announced by S&P or Moody's of the Borrower's then current Senior Debt; and (d) any change in the information provided in any Beneficial Ownership Certification delivered hereunder that would result in a change to the list of beneficial owners identified on such certification. Each notice delivered under this Section 5.2 shall be accompanied by a statement of a Financial Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.3    Existence; Conduct of Business. The Borrower will, and will cause each Required Guarantor to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business; provided that the foregoing shall not prohibit any merger or consolidation of the Borrower permitted under Section 6.2 or any merger, consolidation, liquidation or dissolution of any Subsidiary that is not otherwise prohibited by the terms of this Agreement; and provided further, that neither the Borrower nor any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect any right, license, permit, privilege or franchise to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.4    Payment of Taxes. The Borrower will pay and discharge, and will cause each Material Subsidiary to pay and discharge, at or before maturity, all their respective material tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain and will cause each Material Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.
Section 5.5    Maintenance of Property; Insurance. The Borrower will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Material Subsidiary to maintain (either in the name of the Borrower or in such Material Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against such risks as are usually insured against in the same general area by companies of similar size and established repute engaged in the same or a similar business; and will furnish to the Administrative Agent, upon its written request, full information as to the insurance carried.
Section 5.6    Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of any Governmental Authority (including ERISA and the rules and regulations thereunder and laws of the United States regarding sanctions and export controls applicable to unauthorized dealings with sanctioned countries or Persons) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 5.7    Books and Records; Inspection Rights.
(a)    The Borrower will keep, and will cause each Material Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

HOU 3974255

(b)    The Borrower will permit, and will cause each Material Subsidiary to permit, representatives of the Administrative Agent and each Lender, as applicable, at the Administrative Agent's or such Lender's expense, upon reasonable prior notice during normal business hours (and, if the Borrower shall so request, in the presence of an officer or appointee of any officer of the Borrower), and subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines and in accordance with any applicable safety procedures, (i) in the case of the Administrative Agent only, to visit and inspect their respective properties, to examine and make extracts from their respective books and records, and (ii) in the case of the Administrative Agent and each Lender, to visit and discuss their respective affairs, finances and accounts with their respective officers, employees and, only during the continuance of an Event of Default, their independent public accountants, in each case, all at such reasonable times and as often as may reasonably be desired, but unless an Event of Default exists, no more frequently than once during each calendar year.
Section 5.8    Use of Proceeds.
(a)    The proceeds of the Loans will be used for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
(b)    Neither the Borrower nor any Subsidiary of the Borrower will, directly or, to the knowledge of the Borrower, indirectly, use or lend, contribute, provide or otherwise make available the proceeds of any Loan to any Subsidiary, joint venture partner, or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, in violation of Anti-Corruption Laws or (ii) to fund any activity or business in, of or with, any Sanctioned Country or to fund any activity or business of or with any Person located, organized or residing in any Sanctioned Country or who is the subject of any Sanctions to the extent that any such activity or business, or the funding of any such activity or business, would be in violation of the Sanctions or prohibited for a U.S. Person pursuant to Sanctions.
Section 5.9    First Tier Subsidiaries; Additional Guarantors.
(a)    In the event any wholly-owned Material Subsidiary is or becomes a First Tier Subsidiary, the Borrower will, within 30 days thereof, (i) cause such Material Subsidiary to become a party to this Agreement and guarantee the Obligations by executing and delivering to the Administrative Agent a Guarantee Joinder substantially in the form of Exhibit F, and (ii) deliver certificates and other documentation substantially similar to those required to be delivered on the Closing Date with respect to Phillips 66 Company as the Initial Guarantor pursuant to Section 4.1(c) and Section 4.1(d), in form and substance reasonably satisfactory to the Administrative Agent.
(b)    Any Subsidiary may, at its election, become a Guarantor by delivery to the Administrative Agent of the Guarantee Joinder documents required by clause (a) of this Section 5.9.
(c)    Upon delivery of a Guarantee Joinder and other required documents to the Administrative Agent by a Required Guarantor or an Elective Guarantor, notice of which is hereby waived by each Loan Party, such Subsidiary shall be a Guarantor and shall be a party hereto as if an original signatory hereto. Each Loan Party expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Loan Party hereunder. This Agreement shall be fully effective as to

HOU 3974255

each Loan Party that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Loan Party hereunder.
ARTICLE 6.    NEGATIVE COVENANTS OF THE BORROWER
Each Loan Party hereby agrees that, from and after the Closing Date and for so long as any Commitment remains in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:
Section 6.1    Liens. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it except:
(a)    any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event, provided that such Lien attaches only to such asset and proceeds thereof;
(b)    any Lien on any asset securing Indebtedness (including Liens in respect of Capital Lease Obligations) incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing, repairing, or improving such asset, provided that (i) such Lien attached to such asset concurrently with or within 90 days after the acquisition thereof or the date of completion of such construction, repair, or improvement, and (ii) all such Liens attach only to the assets purchased, constructed, repaired, or improved with the proceeds of the Indebtedness secured thereby and improvements, accessions, general intangibles and proceeds related thereto;
(c)    any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event, provided that such Lien attaches only to such asset and proceeds thereof;
(d)    any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition, provided that such Lien attaches only to such asset and proceeds thereof;
(e)    any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 6.1, provided that the principal amount of such Indebtedness is not increased (other than by amounts incurred to pay the costs of such refinancing, extension, renewal or refunding and any premiums paid in connection therewith) and such Lien does not attach to any additional assets;
(f)    Liens in favor of the Administrative Agent securing Indebtedness or other obligations existing pursuant to this Agreement;
(g)    Liens to secure Indebtedness incurred or assumed in connection with pollution control, industrial revenue bond or similar types of financing, and Liens on property in favor of the United States or any state thereof, or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing, repairing, or improving the property subject thereto;

HOU 3974255

(h)    Liens granted on accounts receivable or other rights to payment and related assets in connection with Securitization Transactions permitted by Section 6.3(b);
(i)    Liens on cash collateral required to be granted to the administrative agent under the Revolving Credit Agreement in connection with letters of credit issued under the Revolving Credit Agreement;
(j)    Liens on precious metals catalysts in connection with Sale/Leaseback Transactions and Liens under any other Sale/Leaseback Transaction, in each case to the extent not prohibited by this Agreement;
(k)    Liens on cash collateral granted to a letter of credit issuer under the Revolving Credit Agreement to secure letters of credit outstanding after the replacement of such letter of credit issuer, or the termination or expiration of the commitments of such letter of credit issuer, under the Revolving Credit Agreement;
(l)    Liens for taxes that (i) are not yet due, (ii) are not more than sixty (60) days past due and not subject to penalties for non-payment, or (iii) are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(m)    carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar types of Liens arising in the ordinary course of business securing amounts which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(n)    pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(o)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(p)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(q)    Liens securing judgments for the payment of money not constituting an Event of Default under clause (g) of Article 7;
(r)    Liens in favor of banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any of its Subsidiaries on deposit with or in the possession of such bank, in each case in the ordinary course of business;
(s)    customary netting and offset provisions in Hedging Agreements;

HOU 3974255

(t)    Liens on Equity Interests in a Joint Venture pledged to secure Indebtedness of such Joint Venture;
(u)    Liens not otherwise permitted by the foregoing clauses of this Section 6.1 securing Indebtedness and Hedging Obligations, provided that the aggregate outstanding amount of the Indebtedness and Hedging Obligations secured by the Liens allowed under this subsection (u) shall not exceed an amount equal to 15% of Consolidated Net Tangible Assets as of the last day of any fiscal quarter (beginning with the last day of the fiscal quarter in which the Closing Date occurs); and
(v)    Liens in favor of a Loan Party securing Indebtedness or other obligations of any Affiliate or Subsidiary of any Loan Party that is not itself a Loan Party.
Section 6.2    Fundamental Changes. The Borrower will not (a) consolidate or merge with or into any other Person or (b) sell, lease or otherwise transfer (in one transaction or in a series of transactions) all or substantially all of its assets to any other Person; provided that (i) any Person may consolidate or merge with or into the Borrower in a transaction in which the Borrower is the surviving Person, and (ii) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, any Person may consolidate or merge with or into the Borrower, and the Borrower may consolidate or merge with or into any Person, as long as the surviving entity, if other than the Borrower, has an Investment Grade Rating and assumes each of the obligations of the Borrower under the Loan Documents pursuant to an agreement executed and delivered to the Lenders in a form reasonably satisfactory to the Required Lenders and such surviving entity provides all documentation and other information required by regulatory authorities under applicable "know your customer", "beneficial ownership" and anti-money laundering rules and regulations, including without limitation with respect to the PATRIOT Act and Beneficial Ownership Regulation, in a form reasonably satisfactory to the Administrative Agent.
Section 6.3    Indebtedness; Securitization Transactions.
(a)    Consolidated Net Debt. The Borrower will not permit the outstanding principal amount of Consolidated Net Debt, as of the last day of any fiscal quarter, beginning with the last day of the fiscal quarter in which the Closing Date occurs, to exceed 65% of Total Capitalization as of such date.
(b)    Securitization Transactions. The Borrower will not permit the aggregate outstanding amount of Securitization Transactions to exceed $1,500,000,000 at any time.
Section 6.4    Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or engage in any material transaction (including any sale, lease, transfer, purchase or acquisition of property or assets) with any of its Affiliates, except on terms and conditions, taken as a whole, that are substantially as favorable to the Borrower or such Subsidiary as could be obtained on an arm's-length basis from unrelated third parties (or, if in the good faith judgment of the Borrower's board of directors, no comparable transaction is available with which to compare any such transaction, such transaction is otherwise fair to the Borrower or such Subsidiary from a financial point of view), provided that the foregoing restriction shall not apply to:
(a)    transactions between or among the Borrower and its Subsidiaries or between or among Subsidiaries;

HOU 3974255

(b)    transactions involving any employee benefit plan or related trust of the Borrower or any of its Subsidiaries;
(c)    transactions pursuant to any contract or agreement listed on Schedule 6.4;
(d)    the payment of reasonable compensation, fees and expenses to, and indemnity provided on behalf of directors and officers of the Borrower or any Subsidiary;
(e)    transactions described in the Closing Date SEC Reports;
(f)    the PSXP Drop Down Transactions; and
(g)    transactions entered into with PSXP and its subsidiaries on terms and conditions, taken as a whole, that are fair and reasonable to the Borrower and the Subsidiaries, taking into account the totality of the relationship between the Borrower and the Subsidiaries, on the one hand, and PSXP and its Subsidiaries, on the other.
ARTICLE 7.    EVENTS OF DEFAULT
Upon the occurrence and during the continuance of any of the following events from and after the Closing Date:
(a)    the Borrower shall fail to pay (i) any principal of any Loan, or any Guarantor shall fail to make any payments due under the Subsidiary Guarantee, in each case when due in accordance with the terms hereof; or (ii) any interest on any Loan or any fee payable hereunder, in each case, within five Business Days after any such interest or fee becomes due in accordance with the terms hereof; or (iii) any other amount payable hereunder, within ten Business Days after any such other amount becomes due in accordance with the terms hereof; or
(b)    any representation or warranty made by any Loan Party in Section 2.20, in any Loan Document or in any certificate, financial or other statement furnished by such Loan Party pursuant to this Agreement shall prove to have been incorrect in any material respect when made; or
(c)    the Borrower shall fail to perform or observe any of its covenants or agreements contained in Section 5.2(a)(ii), Section 5.3 (with respect to the existence of the Borrower), Section 5.8, or Article 6; or
(d)    the Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and any such failure shall remain unremedied for 30 days; or
(e)    (i) the Borrower, any Guarantor or any Material Subsidiary or any combination thereof shall default beyond any applicable period of grace in any payment of principal of or interest on any Indebtedness for Borrowed Money (other than Securitization Indebtedness of any Securitization Entity) on which the Borrower, any Guarantor, any Material Subsidiary, or any combination thereof is or are liable in an aggregate principal amount then outstanding of $175,000,000 or more or (ii) an event of default (other than a failure to pay principal or interest) as defined in any mortgage, indenture, agreement or instrument under which there may be issued, or by which there may be secured or evidenced, any such Indebtedness shall happen

HOU 3974255

and shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it could otherwise become due and payable; or
(f)    the Borrower, any Guarantor or any Material Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of all or a substantial part of its property, (ii) become unable, admit in writing its inability or fail to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of the Borrower, any Guarantor or any Material Subsidiary, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Borrower, any Guarantor or any Material Subsidiary an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower, any Guarantor or any Material Subsidiary or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower, any Guarantor or any Material Subsidiary in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or unstayed for any period of 60 consecutive days; or
(g)    one or more judgments or decrees shall be entered against the Borrower or any of its Material Subsidiaries, any Guarantor, or any combination thereof involving in the aggregate a liability (not paid or fully covered by insurance) of $175,000,000 or more with respect to the Borrower, any of its Material Subsidiaries, or any Guarantor, and such judgments or decrees shall not have been vacated, dismissed, discharged, stayed, or bonded pending appeal within 30 days from the entry thereof; or
(h)    a Change in Control shall occur; or
(i)    an ERISA Event shall occur that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or
(j)    this Agreement or any Subsidiary Guarantee by a Required Guarantor shall fail to be in full force and effect other than in accordance with its terms or as permitted hereby or any action is taken by the Borrower or any Required Guarantor to assert the invalidity or unenforceability of any of the foregoing;
then, and in any such event, (A) if such event is an Event of Default specified in clauses (iv), (v) or (vi) of clause (f) above with respect to the Borrower, automatically the Commitments shall terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under the Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, any one or more of the following actions may be taken: with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall (i) by notice of default to the Borrower, declare the Commitment to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Presentment, demand, protest,

HOU 3974255

notice of intent to accelerate, notice of acceleration, and, except as expressly provided above in this Article 7, all other notices of any kind are hereby expressly waived.
ARTICLE 8.    THE ADMINISTRATIVE AGENT
Section 8.1    Appointment and Authority. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 8 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions (except for the Borrower with respect to its consent right set forth in Section 8.7). It is understood and agreed that the use of the term "agent" herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 8.2    Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 8.3    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,
(i)    the Administrative Agent shall not be subject to any fiduciary or other implied duties, covenants, functions, responsibilities, obligations or liabilities regardless of whether a Default has occurred and is continuing,
(ii)    the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.1) provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and

HOU 3974255

(iii)    except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.1) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 8.4    Notice of Default. The Administrative Agent shall be deemed not to have knowledge or notice of the occurrence of any Default or Event of Default (other than an Event of Default described in Article 7(a)) unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice or any notice pursuant to Section 5.1 or Section 5.2, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 8.5    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.6    Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any

HOU 3974255

such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 8.7    Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right with the consent of the Borrower (not to be unreasonably withheld or delayed; and provided that no consent of the Borrower shall be required during the continuation of an Event of Default), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in the United States, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article 8 and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Section 8.8    Non-Reliance on Administrative Agent by Other Lenders. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
Section 8.9    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

HOU 3974255

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.8, and Section 9.5) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.8 and Section 9.5.
Section 8.10    Guaranty Matters. The Lenders authorize the Administrative Agent to release any Guarantor from its obligations as a Guarantor under this Agreement pursuant to a written request made by the Borrower, if (a) such Guarantor ceases to be a Required Guarantor as a result of a transaction permitted under this Agreement or (b) such Guarantor is an Elective Guarantor at the time of such release. Any such request shall be accompanied by a certificate of a Financial Officer of the Borrower certifying (which certification shall constitute a representation and warranty by the Borrower hereunder) that (i) no Event of Default then exists or will exist after giving effect to such release, (ii) after giving pro forma effect to such release, the Borrower is in compliance with Section 6.1(u) as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.1, and (iii) the conditions for release set forth in this Section 8.10 have been satisfied. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under this Agreement pursuant to the terms and conditions hereof.
Section 8.11    No Duties. ~~The Sole Lead Arranger and Sole Bookrunner shall not~~None of the Joint Lead Arrangers or Joint Bookrunners shall have any duties, responsibilities or liabilities in such capacities under this Agreement and the other Loan Documents other than the duties, responsibilities and liabilities assigned to such entities in their capacities as Lenders or Administrative Agent hereunder.
ARTICLE 9.    MISCELLANEOUS
Section 9.1    Amendments and Waivers. Subject to ~~Section 2.11(a),~~Section 2.11(b), (c) and (d), neither this Agreement, nor any Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. With the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or any other Loan Document or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement

HOU 3974255

or modification shall (a) extend the time of payment or maturity of any Loan or any installment thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to the Lenders hereunder, or reduce the principal amount thereof, or increase the amount of any Lender's Commitment, in each case without the consent of the Lender affected thereby, (b) eliminate or reduce the voting rights of the Lenders under this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except in a transaction permitted by and consummated in accordance with clause (ii) of Section 6.2), in each case without the written consent of all the Lenders, (c) waive any condition precedent set forth in Section 4.1 or Section 4.2 hereunder without the consent of all Lenders, (d) change Section 2.12 in a manner that would alter the pro rata treatment of Lenders or pro rata sharing of payments required thereby or amend or modify the definition of Pro Rata Share, without the written consent of all Lenders, (e) amend, modify or waive any provision of Article 8 without the written consent of the then Administrative Agent, (f) release the Initial Guarantor or release of all or substantially all of the value of the Guarantees without the written consent of all the Lenders (provided that no such consent shall be required in connection with any release authorized by the Lenders under Section 8.10), or (g) amend, modify or waive any provision of Article 10 without the written consent of each Guarantor. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the outstanding Loans, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as set forth in Section 2.19(b)(i).
Notwithstanding the foregoing, the Administrative Agent and the Borrower may amend any Loan Document to (i) correct any obvious errors, mistakes, omissions, defects, or inconsistencies or (ii) to give effect to the provisions of the Fee Letter, and such amendment shall become effective without any further consent of any other party to such Loan Document other than the Administrative Agent and the Borrower.
Section 9.2    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
The Borrower

and the Guarantors:	Phillips 66
2331 CityWest Blvd.
Houston, Texas 77042
Attention: Judith Vincent
Treasurer
Telephone: (832) 765-3559
Facsimile: (918) 977-9634

HOU 3974255

Email: DebtCompliance2@p66.com

With a copy to:	Phillips 66
2331 CityWest Blvd.
Houston, Texas 77042
Attention: Janet Greene - N1336
Senior Counsel – Finance and Treasury
Telephone: (832) 765-1240
Facsimile: (918) 977-9618
Email: Janet.Greene@p66.com

The Administrative Agent:	Mizuho Bank, Ltd.
Harborside Financial Center
1800 Plaza Ten
Jersey City, NY 07311
Attention: Joyce Raynor, Loan Administration,
Americas Business Operations Department
Telephone: (201) 626-9330
Email: Lau_agent@mizuhogroup.com

The Lenders:	To such Lender's address (or telecopy number)
set forth in its Administrative Questionnaire
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article 2 by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

HOU 3974255

Section 9.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 9.4    Confidentiality. Each Lender shall maintain in confidence and not disclose to any Person any non-public information furnished to it pursuant to this Agreement and designated by the Borrower as such ("Confidential Information") without the prior consent of the Borrower (including consent pursuant to the terms of the Engagement Letter), subject to each Lender's (a) obligation to disclose any Confidential Information pursuant to a request or order under applicable Laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any Confidential Information requested by any regulatory authority, (c) right to disclose any Confidential Information to other Lenders, to bank examiners, to its Affiliates, to its and its Affiliates' directors, officers, employees and agents, including auditors, counsel and other advisors, to any prospective Participant and to any prospective New Lender pursuant to Section 2.20 or prospective Purchasing Lender pursuant to Section 9.6(c) (subject to, in the case of prospective Participants, New Lenders and Purchasing Lenders, the signing of a confidentiality agreement), (d) right to disclose any Confidential Information in connection with any litigation or dispute or the exercise of any remedy hereunder involving the Administrative Agent or the Lenders and the Borrower or any of its Subsidiaries, (e) right to disclose any Confidential Information on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the loans and credit facilities provided under this Agreement, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the loans and credit facilities provided under this Agreement, or (iii) or to any credit insurance provider in connection with credit insurance relating to the Borrower and its obligations, or (f) right to disclose any Confidential Information to any creditor or direct or indirect contractual counterparty in any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or such creditor or contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.4); provided, however, that Confidential Information disclosed pursuant to clause (c), (d), (e) or (f) of this sentence shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof. Notwithstanding the foregoing provisions of this Section 9.4, (i) the foregoing obligation of confidentiality shall not apply to any Confidential Information that was known to such Lender or any of their respective Affiliates prior to the time it received such Confidential Information from the Borrower pursuant to this Agreement, other than as a result of the disclosure thereof by a Person who, to the knowledge or reasonable belief of such Lender, was prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law, and (ii) the foregoing obligation of confidentiality shall not apply to any Confidential Information that becomes part of the public domain independently of any act of such Lender not permitted hereunder or when identical or substantially similar information is received by such Lender, without restriction as to its disclosure or use, from a Person who was not prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law. The obligations of each Lender under this Section 9.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

HOU 3974255

Section 9.5    Expenses; Indemnity.
(a)    The Borrower agrees (i) to pay or reimburse the Administrative Agent and the ~~Sole~~Joint Lead ~~Arranger~~Arrangers for all their out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution and, with respect to the Administrative Agent only, administration, of this Agreement and any other Loan Document and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable legal fees and disbursements of Hunton Andrews Kurth LLP, counsel to the Administrative Agent, but excluding all other legal fees and disbursements, (ii) to pay or reimburse the Administrative Agent for all their costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement and any other Loan Document and any other documents prepared in connection herewith, including the reasonable legal fees and disbursements of a single law firm serving as counsel to the Administrative Agent, but excluding all other legal fees and disbursements, and (iii)  to pay or reimburse all out-of-pocket expenses incurred by the Administrative Agent and any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent and any such Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 9.5, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    The Borrower shall indemnify the Administrative Agent, the ~~Sole~~Joint Lead ~~Arranger~~Arrangers, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Loan Parties or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Loan Parties or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the ~~Sole~~Joint Lead ~~Arranger~~Arrangers under Section 9.5(a) or Section 9.5(b), each Lender severally agrees to pay to the Administrative Agent or the ~~Sole~~Joint Lead ~~Arranger~~Arrangers, as the case may be, such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the ~~Sole~~Joint Lead ~~Arranger~~Arrangers in its capacity as such.

HOU 3974255

(d)    To the extent permitted by applicable Law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.5(d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)    All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor.
(f)    The agreements in this Section 9.5, including the Borrower's indemnity obligations, shall survive repayment of the Loans and all other amounts payable hereunder.
Section 9.6    Successors and Assigns; Participations; Purchasing Lenders.
(a)    This Agreement shall be binding upon and inure to the benefit of each of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement, other than in connection with an assignment or transfer otherwise permitted hereunder, without the prior written consent of each Lender.
(b)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time sell to one or more banks or other financial institutions (each, a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interests of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Loan for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso in the second sentence of Section 9.1 that affects such Participant. Without affecting the limitations in the preceding sentence, each Participant shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 (subject to the requirements and limitations therein) with respect to its participation in the Commitments and the Loans outstanding from time to time; provided that such Participant (i) agrees to be subject to the provisions of Section 2.17 and Section 2.18 as if it were a Lender, and (ii) shall not be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided that such Participant agrees to be subject to Section 9.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this

HOU 3974255

purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Each Lender may, (i) with the consent of the Borrower (except that such consent shall not be required (x) during the continuation of an Event of Default, (y) in the case of any assignment to an existing Lender or an Affiliate thereof, during the occurrence and continuation of a Default, or (z) for an assignment by the Initial Lender to an Approved Lender on or before April 20, 2020 (the “Initial Syndication Period”), and which consent, when required, shall not be unreasonably withheld), and the Administrative Agent (except that such consent shall not be required for (x) any assignment to an existing Lender or an Affiliate thereof or (y) for an assignment by the Initial Lender to an Approved Lender during the Initial Syndication Period, and which consent, when required, shall not be unreasonably withheld) or (ii) in consultation with the Borrower, following the Initial Syndication Period and until the Syndication Date (as defined in the Engagement Letter), in the case of any assignment to commercial and investment banks whose senior, unsecured, long-term indebtedness (at the time of such selection) has a rating by either S&P or Moody’s of at least A2 or A, sell or assign to one or more Lenders or additional banks, financial institutions or other entities (other than the Borrower, any of its Affiliates or a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)) (a "Purchasing Lender") (other than a Purchasing Lender that is a Defaulting Lender or that would be a Defaulting Lender upon becoming a Lender hereunder) all or part of its rights and obligations under this Agreement pursuant to a duly executed Assignment and Assumption; provided that (i) if such sale is not to one or more existing Lenders or an Affiliate thereof, such sale shall be in a minimum amount of $10,000,000 unless each of the Administrative Agent, and for so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents and (ii) the Commitment retained (if any) by such transferor Lender after such sale shall be at least $10,000,000 unless each of the Administrative Agent, and for so long as no Event of Default has occurred and is continuing, the Borrower, otherwise consents. Notwithstanding the foregoing, any Lender may sell to one or more Lenders or Purchasing Lenders designated by the Borrower all of its Commitment and/or all of its rights and obligations under this Agreement pursuant to an Assignment and Assumption as described in the preceding sentence in connection with a purchase thereof effected pursuant to Section 2.18. Upon (A) the execution of such Assignment and Assumption, (B) delivery of an executed copy thereof to the Administrative Agent, (C) recordation of such transfer in the Register and (D) payment by such Purchasing Lender to the Administrative Agent of a registration and processing fee of $4,000 if such Purchasing Lender is not a Lender prior to the execution of such Assignment and Assumption and $2,000 otherwise (provided that the Administrative Agent in its sole discretion may elect to waive such fee) and (E) payment to the Administrative Agent of any additional amounts required by Section 9.6(e), from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto and, in the case of an Assignment and Assumption executed pursuant to Section 2.18 or any other assignment permitted

HOU 3974255

hereunder of all of a Lender's Commitment and/or all of its rights and obligations under this Agreement, the transferor Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 9.5, in each case with respect to facts and circumstances occurring prior to the effective date of such assignment. Such Assignment and Assumption shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of any Purchasing Lender that was not a Lender prior to the execution of such Assignment and Assumption and the resulting adjustment of the Commitments, Commitment Percentages, and Pro Rata Shares arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement. Upon the consummation of any transfer to a Purchasing Lender pursuant to this Section 9.6(c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a replacement Note is issued to such transferor Lender and a new Note or, as appropriate, a replacement Note, is issued to such Purchasing Lender, in each case in principal amounts reflecting their respective Commitment and/or Loans. Such new Notes shall be in the form of the Notes replaced thereby.
(d)    The Administrative Agent shall maintain, acting solely for this purpose as agent for the Borrower at its address referred to in Section 9.2, a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders any Commitments of, and principal amount (and stated interest) of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)    Upon its receipt of an Assignment and Assumption executed by a transferor Lender, a Purchasing Lender, the Borrower and the Administrative Agent, and, unless waived by the Administrative Agent pursuant to Section 9.6(c), payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $4,000 if such Purchasing Lender is not a Lender prior to the execution of such Assignment and Assumption and $2,000 otherwise, the Administrative Agent shall (i) promptly accept such Assignment and Assumption, (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and (iii) give notice of such acceptance and recordation to the Lenders and the Borrower.
(f)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then

HOU 3974255

owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(g)    The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information (other than Confidential Information except as permitted by Section 9.4) in such Lender's possession concerning the Borrower, which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement.
(h)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section 9.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(i)    The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue a Note to any Lender requiring a Note to facilitate transactions of the type described in Section 9.6(h) above.
Section 9.7    Adjustments; Set‑off.
(a)    If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set‑off, pursuant to events or proceedings of the nature referred to in clause (f) of Article 7, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans or interest thereon, such Benefited Lender shall purchase (for cash at face value) from the other Lenders participations in the Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, to the extent necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, however, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 9.7 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 9.7 shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights

HOU 3974255

of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(b)    In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of an Event of Default each Lender and each of its respective Affiliates shall have the right, without prior notice to any Loan Party, any such notice being expressly waived by such Loan Party to the extent permitted by applicable Law, to set off and appropriate and apply against the obligations under this Agreement any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of any Loan Party; provided that in the event that any Defaulting Lender shall exercise any such right of set-off hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each Lender and their respective Affiliates under this Section 9.7 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees promptly to notify the applicable Loan Party and the Administrative Agent after any such set‑off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set‑off and application.
Section 9.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.
Section 9.9    GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.10    Jurisdiction; Venue. Any legal action or proceeding with respect to this Agreement or any other Loan Document shall be brought in the courts of the State of New York sitting in the County of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower and each Guarantor hereby accepts for and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Nothing herein shall affect the right of the Administrative Agent or any Lender to commence legal proceedings or otherwise proceed against the Borrower or the Guarantors in any other jurisdiction. The Borrower and each Guarantor hereby irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any action described

HOU 3974255

in this Section 9.10, or that such proceeding was brought in an inconvenient court, and agrees not to plead or claim the same.
Section 9.11    Survival. All covenants, agreements, representations and warranties made herein and in any certificate, document or statement delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 2.14, Section 2.15, Section 2.16, Section 9.5 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Section 9.12    Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to its subject matter, and supersedes all previous understandings, written or oral, with respect thereto.
Section 9.13    WAIVER OF JURY TRIAL. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.
Section 9.14    Severability. Any provision of this Agreement or of any other Loan Document which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of any such provision in any other jurisdiction.
Section 9.15    [Reserved.]
Section 9.16    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect

HOU 3974255

of such Loan but were not payable as a result of the operation of this Section 9.16 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 9.17    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.18    Material Non-Public Information.
(a)    EACH LENDER ACKNOWLEDGES THAT THE CONFIDENTIAL INFORMATION AS DEFINED IN SECTION 9.4 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 9.19    USA PATRIOT Act Notice. The Administrative Agent (for itself and not on behalf of any Lender) and each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act") hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
Section 9.20    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and the Lenders are and have been acting solely as principals and not as the financial

HOU 3974255

advisors, agents or fiduciaries, for the Borrower or any of its Affiliates; (c) the Administrative Agent and the Lenders have not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lender advised or is currently advising the Borrower or any of its Affiliates on other matters) and the Administrative Agent and the Lenders have no obligation to the Borrower or any of its respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (d) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and the Administrative Agent and the Lenders have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship.
Section 9.21    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.
Section 9.22    Nature of Lender Obligations. The respective obligations of the Lenders under this Agreement are several and not joint, and no Lender will be responsible for the failure of any other Lender to satisfy its obligations hereunder.
Section 9.23    Acknowledgment Regarding Any Supported QFCs. To the extent and only to the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging

HOU 3974255

Agreements or any other agreement or instrument that is a QFC (such support "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ARTICLE 10.    REQUIRED GUARANTEE
Section 10.1    Guarantee. Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders (the "Subsidiary Guarantee"), as primary obligor and not merely as surety, the prompt and complete payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under this Agreement and any other Loan Document, whether for principal, interest, fees, expenses or otherwise, including obligations which, but for an automatic stay under Section 362(a) of the Bankruptcy Code or any other insolvency law or other proceeding, would become due (such obligations being hereinafter referred to as the "Guaranteed Obligations"), and agrees to pay any and all expenses (including the legal fees, charges and disbursements of counsel) incurred by the Administrative Agent and each Lender in enforcing any rights under the Subsidiary Guarantee. No amendment or modification of the Subsidiary Guarantee may be made without the prior written consent of each Guarantor. Notwithstanding anything contained herein to the contrary, the obligations of the each Guarantor under the Subsidiary Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under the Subsidiary Guarantee subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.
Section 10.2    Waiver of Subrogation. Notwithstanding any payment or payments made by a Guarantor hereunder, or any set-off or application of funds of any Guarantor by the Administrative Agent

HOU 3974255

or any Lender, such Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent and the Lenders against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or the Lenders for the payment of the Guaranteed Obligations, nor shall any Guarantor seek any reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor, in trust for the Administrative Agent and each Lender, segregated from other funds of such Guarantor and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent, for the ratable benefit of itself and the Lenders, in the exact form received by such Guarantor (duly indorsed by such Guarantor, if required), to be applied against the Guaranteed Obligations, whether mature or unmatured, in such order as any Lender may determine.
Section 10.3    Amendments, etc. with respect to the Guaranteed Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, as applicable, and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, and any Note and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as any Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien or security interest at any time held by it as security for the Guaranteed Obligations or for this Subsidiary Guarantee or any property subject thereto.
Section 10.4    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Subsidiary Guarantee or acceptance of this Subsidiary Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Subsidiary Guarantee; and all dealings between the Borrower and the Guarantors, on the one hand, and the Administrative Agent or any Lender, as applicable, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Subsidiary Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, such Guarantor or any other Guarantor with respect to the Guaranteed Obligations. This Subsidiary Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to, and each Guarantor hereby expressly waives any defenses to its obligations hereunder based upon (a) the validity or enforceability of this Agreement, any Note, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Guaranteed Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise, (c) any defense, set-off or counterclaim (other than a

HOU 3974255

defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of any Guarantor under this Subsidiary Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantors, the Administrative Agent and each Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or such Lender, as applicable, to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security, or guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against each Guarantor.
Section 10.5    Reinstatement. This Subsidiary Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section 10.6    Payments. Each of the Guarantors and the Borrower hereby agrees that the Guaranteed Obligations will be paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, without set-off or counterclaim in Dollars as expressed to be payable hereunder and under any Note, in immediately available funds at the office of the Administrative Agent specified in Section 9.2.
Section 10.7    Additional Guarantors. Upon the execution and delivery by any Person of a Guarantee Joinder and other required documents as provided in Section 5.9, such Person shall be a Guarantor and shall be a party hereto as if an original signatory hereto.
[Remainder of Page Intentionally Blank; Signature Pages Follow]

HOU 3974255

Schedule I
COMMITMENTS1

Lender	Commitment	Commitment Percentage
Royal Bank of Canada	$33,000,000.00	6.600000000%
Mizuho Bank, Ltd.	$33,000,000.00	6.600000000%
Barclays Bank PLC	$33,000,000.00	6.600000000%
Commerzbank AG, New York Branch	$27,500,000.00	5.500000000%
Citibank, N.A.	$27,500,000.00	5.500000000%
Bank of America, N.A.	$27,500,000.00	5.500000000%
BNP Paribas	$27,500,000.00	5.500000000%
Credit Suisse AG, New York Branch	$27,500,000.00	5.500000000%
JPMorgan Chase Bank, N.A.	$27,500,000.00	5.500000000%
MUFG Union Bank, N.A.	$27,500,000.00	5.500000000%
The Bank of Nova Scotia, Houston Branch	$33,000,000.00	6.600000000%
Sumitomo Mitsui Banking Corporation	$27,500,000.00	5.500000000%
The Toronto-Dominion Bank, New York Branch	$27,500,000.00	5.500000000%
Truist Bank	$27,500,000.00	5.500000000%
Wells Fargo Bank, N.A.	$27,500,000.00	5.500000000%
Canadian Imperial Bank of Commerce, New York Branch	$20,250,000.00	4.050000000%
Credit Agricole Corporate and Investment Bank	$25,000,000.00	5.000000000%
PNC Bank, National Association	$20,250,000.00	4.050000000%
Total	$500,000,000.00	100.000000000%

1Pursuant to the Second Amendment to Credit Agreement, references to Commitments reflect the reallocated Outstanding Amounts as of the Second Amendment Effective Date.

ANNEX A
Pricing Grid

Period	Senior Debt Ratings	Level 1	Level 2	Level 3	Level 4	Level 5
		A+ or A1 (or higher)	A or A2	A- or A3	BBB+ or Baa1	BBB or Baa2 (or lower)
From the Amendment Effective Date until (but excluding) the eighteen month anniversary of the Second Amendment Effective Date	Applicable Margin for Eurodollar Loans	1.000%	1.125%	1.250%	1.375%	1.500%
	Applicable Margin for Reference Rate Loans	0.000%	0.125%	0.250%	0.375%	0.500%
On the eighteenth month anniversary of the Second Amendment Effective Date and until (but excluding) the twenty fourth month anniversary of the Second Amendment Effective Date	Applicable Margin for Eurodollar Loans	1.125%	1.250%	1.375%	1.500%	1.625%
	Applicable Margin for Reference Rate Loans	0.125%	0.250%	0.375%	0.500%	0.625%
On the twenty fourth month anniversary of the Second Amendment Effective Date and until the Maturity Date.	Applicable Margin for Eurodollar Loans	1.250%	1.375%	1.500%	1.625%	1.750%
	Applicable Margin for Reference Rate Loans	0.250%	0.375%	0.500%	0.625%	0.750%

The foregoing pricing grid is based upon the Borrower's Senior Debt ("Index Debt") ratings as determined from time to time by S&P and Moody's. For purposes of the foregoing, (i) if both S&P and Moody's shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agencies shall be deemed to have established a rating in Level 6, (ii) in the event either S&P or Moody's shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then the foregoing pricing grid will be based upon the Borrower's Index Debt ratings as determined solely with respect to the other rating agency, (iii) in the event that the Borrower's Index Debt ratings from S&P and Moody's fall in different levels, then the Applicable Margin in the above pricing grid will be that applicable to the higher rating, unless one of the two ratings is two or more levels lower than the other, in which case the Applicable Margin in the above pricing grid will be that applicable to the rating one level lower than the higher rating, and (iv) if the ratings established or deemed to have been established by S&P and Moody's for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.